SCHEDULE 14A INFORMATION
                     Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                [Amendment No. ]

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            Fidelity Federal Bancorp
                            ------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
                                 --------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below  per Exchange Act Rules 0-11 and 14a-6(i)(1).
      1)       Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------
      2)       Aggregate number of securities to which transaction applies:

               ---------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               ---------------------------------------------------------------
      4)       Proposed maximum aggregate value of transaction:
               ---------------------------------------------------------------
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[ ]   Fee paid previously with preliminary materials.
[ ]   Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)       Amount Previously Paid:
      2)       Form Schedule or Registration Statement No.:
      3)       Filing Party:
      4)       Date Filed:

                       [LOGO OF FIDELITY FEDERAL BANCORP]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             to be held May 19, 2000

         Notice is hereby given that the Annual Meeting of Shareholders of Fidelity Federal Bancorp ("Fidelity") will be held on May 19, 2000, at 8:30 o'clock a.m., local time, at the downtown office of United Fidelity Bank, fsb ("United"), 18 N.W. Fourth Street, Evansville, Indiana.

         The purposes of the meeting are:

         (1) Election of Directors: To elect three directors to the Board of Directors to serve until their successors are duly elected and qualified;

         (2) Approve Stock Purchase Agreement: To consider and vote upon the Amended and Restated Stock Purchase Agreement effective January 21, 2000, including the proposed issuance to Pedcor Holdings, LLC, and its affiliates of 1,460,000 shares of common stock of Fidelity (representing 31.7% of the outstanding shares of common stock of Fidelity);

         (3) Increase Authorized Shares: To consider and vote upon the proposed amendment to Article III of the Articles of Incorporation of Fidelity to increase the number of authorized shares of common stock of Fidelity from 5,000,000 to 15,000,000;

         (4) Removal of Cumulative Voting for Directors: To consider and vote upon the proposed amendment to Article III of the Articles of Incorporation of Fidelity to remove cumulative voting for directors;

         (5) Reduce Terms of Directors: To consider and vote upon the proposed amendment to Article IV of the Articles of Incorporation of Fidelity to eliminate "staggered" terms of office and reduce the term of office of directors from 3 years to 1 year, for all newly-elected directors;

         (6) Authorize Additional Provisions for Removal of Directors: To consider and vote upon the proposed amendment to Article IV of the Articles of Incorporation of Fidelity to permit a director to be removed by shareholders with or without "cause" (as defined in the proposed amendment) and to allow the board of directors to remove a director with "cause";

         (7) Selection of Public Accountants: To ratify the selection of Olive LLP, Certified Public Accountants, as independent public accountants of Fidelity for the fiscal year ending December 31, 2000; and

         (8) Other Business: To transact such other business as may properly come before the meeting or any adjournment thereof.

         Other than with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other matters which may properly come before the meeting. The Board of Directors of Fidelity has fixed the close of business on March 31, 2000, as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment of the Annual Meeting.

                                          By Order of the Board of Directors

                                          JACK CUNNINGHAM
                                          Chairman of the Board of Directors

April 19, 2000

                  Important--Please mail your proxy promptly.

--------------------------------------------------------------------------------
You are cordially invited to attend the Annual meeting. It is important that your shares be represented, regardless of the number you own. Even if you plan to be present, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. If you attend the meeting, you may vote either in person or by proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof.
--------------------------------------------------------------------------------


              The date of this Proxy Statement is April 19, 2000.

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
INTRODUCTORY STATEMENT............................................................................................1
         Proposals Presented......................................................................................1
         Voting Rights............................................................................................2
         Beneficial Ownership.....................................................................................4
         Proxies  ................................................................................................5
         Solicitation of Proxies..................................................................................5

ITEM 1.   ELECTION OF DIRECTORS...................................................................................6

INFORMATION CONCERNING NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS.................................................6
         Certain Transactions and Other Matters Between Management and Fidelity...................................8
         Board Meetings...........................................................................................8
         Board Committees.........................................................................................9

EXECUTIVE COMPENSATION AND OTHER INFORMATION......................................................................9
         Five-Year Total Shareholder Return.......................................................................9
         Compensation Committee Report...........................................................................11
         Compensation Committee Insider Participation............................................................12
         Summary Compensation Table..............................................................................13
         1993 Directors' Stock Option Plan.......................................................................13
         1995 Key Employees' Stock Option Plan...................................................................14
         Options Grants in Last Fiscal Year......................................................................14
         Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values Table..................14
         Other Employee Benefit Plans............................................................................15
         Compensation of Directors...............................................................................17
         Employment Contracts and Termination of Employment and
                  Change of Control Arrangements.................................................................17
         Security Ownership of Management........................................................................18
         Section 16(a) Beneficial Ownership Reporting Compliance.................................................19

ITEM 2.     APPROVAL OF STOCK PURCHASE AGREEMENT.................................................................20
         Background..............................................................................................20
         General Terms of the Stock Purchase Agreement...........................................................21
         Additional Purchases by Pedcor..........................................................................21
         Restrictions Affecting Fidelity.........................................................................21
         Commitments by Pedcor...................................................................................22
         Management..............................................................................................22
         Employments Agreements..................................................................................22
         Share Voting Agreements.................................................................................23
         Conditions to Consummation..............................................................................24
         Interests of Certain Persons in the Stock Purchase Agreement............................................24
         Board Recommendation for Approval of Stock Purchase Agreement and
                  Transactions Contemplated Thereunder...........................................................24

                                       i

ITEM 3.    INCREASE AUTHORIZED SHARES OF COMMON STOCK............................................................25

ITEM 4.    ELIMINATION OF THREE CLASSES OF DIRECTORS.............................................................26

ITEM 5.    ELIMINATION OF CUMULATIVE VOTING......................................................................27

ITEM 6.    REMOVAL OF DIRECTORS..................................................................................28

ITEM 7.    RATIFICATION OF INDEPENDENT AUDITORS OF FIDELITY......................................................28

SHAREHOLDER PROPOSALS............................................................................................29

ADDITIONAL INFORMATION...........................................................................................29

OTHER MATTERS....................................................................................................29

EXHIBIT A ......................................................................................................A-1

EXHIBIT B ......................................................................................................B-1

EXHIBIT C ......................................................................................................C-1

EXHIBIT D ......................................................................................................D-1

EXHIBIT E ......................................................................................................E-1

                                PROXY STATEMENT

           Annual Meeting of Shareholders of Fidelity Federal Bancorp

                           to be held on May 19, 2000

                             INTRODUCTORY STATEMENT

         This Proxy Statement is being furnished to the shareholders of Fidelity Federal Bancorp ("Fidelity") in connection with the solicitation of proxies by the Board of Directors of Fidelity for use at the Annual Meeting of Shareholders to be held on May 19, 2000, at 8:30 a.m., local time, at the downtown office of United Fidelity Bank, fsb ("United"), 18 N.W. Fourth Street, Evansville, Indiana and any adjournment thereof (the "Annual Meeting").

         Fidelity is a unitary savings and loan holding company based in Evansville, Indiana which owns all of the issued and outstanding stock of United, its savings bank subsidiary. United maintains four locations in Evansville. United also participates in various real estate activities including owning and managing housing developments through its wholly-owned subsidiaries:
Village Capital Corporation, Village Housing Corporation, and Village Management Corporation.

         On December 31, 1999, Fidelity changed its fiscal year end from June 30 to December 31. Accordingly, the Annual Meeting is being held for the fiscal year ended December 31, 1999.

Proposals Presented

         At the Annual Meeting, shareholders of Fidelity will be asked to consider and vote upon the following matters:

         (1) Election of Directors. Election of three directors to the Board of Directors to serve until their successors are duly elected and qualified.

         (2) Approval of Stock Purchase Agreement. Approval of the Amended and Restated Stock Purchase Agreement effective January 21, 2000, including a proposed issuance to Pedcor Holdings, LLC, and Pedcor Bancorp, the permitted assigns of Pedcor Investments, a limited liability company ("Pedcor"), of 1,460,000 shares of common stock of Fidelity (representing 31.7% of the outstanding shares of common stock of Fidelity).

         (3) Increase Authorized Shares. A proposed amendment to Article III of the Articles of Incorporation of Fidelity to increase the number of authorized shares of common stock of Fidelity from 5,000,000 to 15,000,000.

         (4) Removal of Cumulative Voting for Directors. A proposed amendment to Article III of the Article of Incorporation of Fidelity to remove cumulative voting for directors.

         (5) Reduce Terms of Directors. A proposed amendment to Article IV of the Articles of Incorporation of Fidelity to eliminate "staggered" terms of office and reduce the term of office of directors from 3 years to 1 year, for all newly-elected directors.

         (6) Authorize Additional Provisions for Removal of Directors. A proposed amendment to Article IV of the Articles of Incorporation of Fidelity to permit a director to be removed by shareholders with or without "cause" (as defined in the proposed amendment) and to allow the board of directors to remove a director with "cause."

         (7) Ratification of Public Accountants. To ratify the selection of Olive LLP, Certified Public Accountants, as independent public accountants of Fidelity for the fiscal year ending December 31, 2000.

         If any other matters should properly come before the meeting, it is intended that the proxies will be voted, with respect to these matters, in accordance with the recommendations of the Board of Directors. Except with respect to procedural matters incident to the conduct of the meeting, management of Fidelity does not know of any additional matters that may properly come before the Annual Meeting.

         The Proxy Statement, the attached Notice and the enclosed proxy card are being first mailed to shareholders of Fidelity on or about April 20, 2000.

Voting Rights

         Only holders of shares of common stock of Fidelity of record at the close of business on March 31, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date there were 3,147,662 shares of common stock of Fidelity issued and outstanding. Such shares were held of record by approximately 499 shareholders. There are no other outstanding securities of Fidelity entitled to vote. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding as of the Record Date is necessary to constitute a quorum at the Annual Meeting. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purpose of determining the approval of any matters submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The nominees for election as director of Fidelity named in this Proxy Statement will be elected by a plurality of the votes cast. Approval of the Stock Purchase Agreement and the transactions contemplated thereby, including the issuance of the shares to Holdings and Pedcor Bancorp, requires the affirmative vote of a majority of the issued and outstanding shares. Action on the other items or matters to be presented at the Annual Meeting will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. The proposed amendments to the Articles of Incorporation, other than the amendment to increase the number of authorized shares of common stock, will only be effective if the proposed Stock Purchase Agreement is approved by the shareholders.

         Fidelity shareholders of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Annual Meeting, except for the ability to cumulate votes with respect to the election of directors. The Articles of Incorporation of Fidelity provide that shareholders are entitled to cumulate votes for the election of directors. As such, each shareholder is entitled to vote, in person or by proxy, the number of shares owned by the shareholder for each nominee. Alternatively, each shareholder is entitled to cumulate votes for nominees and give one nominee a number of votes equal to the number of directors to be elected (3 for the Annual Meeting) multiplied by the number of votes to which that shareholder's shares are entitled, or distribute such votes upon the same principal among any number of the nominees as such shareholder deems appropriate. However, a shareholder may only cumulate votes for a nominee or nominees whose names have been properly placed in nomination prior to the Annual Meeting. The nominees receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Voting on all other matters to be submitted at the Annual Meeting is non-cumulative.

         The proxies will have full discretion and authority to vote cumulatively and to allocate votes among all or any of the nominees as the Board of Directors may determine. Such grant of discretion and authority to the proxy holders to vote cumulatively may be withheld by checking the box marked "withhold authority" on the enclosed proxy card. Ballots will be available at the Annual Meeting for shareholders desiring to vote in person.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

Beneficial Ownership

         The following table sets forth information regarding the beneficial ownership of Fidelity's common stock as of March 31, 2000 by the only persons known by Fidelity to beneficially own 5% or more of the issued and outstanding shares of common stock of Fidelity.

        Name and Address of                Amount and Nature of
         Beneficial Owner                 Beneficial Ownership (1)      Percent of Class
        -------------------               ------------------------      ----------------
M. Brian Davis                                    795,206 (2)                 24.62%
700 S. Green River Road, Suite 2000
Evansville, IN  47715

Bruce A. Cordingley                               320,667 (3)                 10.03%
8888 Keystone Crossing, Suite 900
Indianapolis, IN 46240

Barry A. Schnakenburg                             263,308 (4)                  8.31%
8701 Petersburg Road
Evansville, IN 47711

First Financial Fund, Inc.                        202,900 (5)                  6.45%
c/o Wellington Management
75 State St
Boston, MA 02109

Wellington Management                             202,900 (6)                  6.45%
75 State St
Boston, MA 02109

Rahmi Soyugenc                                    171,720                      5.46%
119 LaDonna Blvd.
Evansville, IN 47711

(1) This information is based on Schedule 13D and 13G Reports filed by the beneficial owner with the Securities and Exchange Commission ("SEC") pursuant to applicable provisions of the Securities Exchange Act of 1934 ("Exchange Act"), as of March 31, 2000, and any other information provided to Fidelity by the beneficial owner. It does not reflect any changes in those shareholdings which may have occurred since that date. Beneficial ownership is direct except as otherwise indicated by footnote.

(2) Includes 3,796 shares owned by the spouse of Mr. Davis, 16,226 shares which Mr. Davis holds as custodian for his minor daughter (Elizabeth Davis); 15,294 shares which Mr. Davis holds as custodian for his minor son (Christopher Davis); and 5,580 shares which Mr. Davis holds as custodian for his minor daughter (Gabrielle Davis). Also includes 39,916 shares which Mr. Davis has the right to acquire pursuant to the exercise of stock options granted under the 1993 Directors' Stock Option Plan and 42,720 shares which Mr. Davis has the right to acquire pursuant to the exercise of stock options granted under Fidelity's 1995 Key Employees' Stock Option Plan. Also includes 99,018 shares of Fidelity owned by Maybelle V. Reichert, the mother of Mr. Davis, as to which shares Mr. Davis has authority to vote pursuant to a power of attorney.

(3) Includes 196,783 shares held by Pedcor Investments, a limited liability company, of which Mr. Cordingley is a 41.985% owner and a co-chief executive officer and President; 6,835 shares held by the spouse of Mr. Cordingley; and 52,966 shares held by Gerald Pedigo, who together with Mr. Cordingley and others has filed a Schedule 13D as a "group" under
         Section 13(d)(3) of the Securities Exchange Act of 1934. The total also includes 39,916 shares which Mr. Cordingley has the right to acquire pursuant to the exercise of stock options granted under Fidelity's 1993 Directors' Stock Options Plan and 8,587 shares which Mr. Cordingley, Pedcor Investments, and Mr. Cordingley's wife are entitled to purchase upon exercise of 31 warrants acquired pursuant to the 1994 Rights Offering.

(4) Includes 5,775 shares held by the spouse of Mr. Schnakenburg, 24,948 shares held by U.S. Industries Group, Inc., 52,263 shares held by Barry, Inc. and 40,378 shares held by BOAH Associates. The total also includes 20,097 shares which Mr. Schnakenburg has the right to acquire through the exercise of stock options granted under Fidelity's 1993 Directors' Stock Option Plan. The total also includes 74,109 shares of Fidelity pursuant to which Mr. Schnakenburg may exercise voting and investment power pursuant to a power of attorney.

(5) First Financial Fund, Inc., reports that it had sole voting power and shared dispositive power with respect to the reported shares. These shares are also included in the shares beneficially owned by Wellington Management Company, as investment adviser to First Financial Fund, Inc., as explained in footnote 6.

(6) Wellington Management Company ("WMC"), in its capacity as investment adviser, may be deemed to have beneficial ownership of these shares, which are owned by First Financial Fund, Inc. As of December 31, 1999, WMC reported that it had no voting power as to these shares, and shared dispositive power with First Financial Fund, Inc. (see footnote 5) as to all 202,900 shares.

Proxies

         Each properly executed and returned proxy will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are given, the proxy will be voted by the individuals designated as proxies "FOR" the matters set forth as items 1-7 in the attached "Notice of Annual Meeting of Shareholders," in their discretion with respect to all other matters, and with authority to cumulate votes.

         Any shareholder giving a proxy may revoke it at any time before it is exercised by (i) attending the Annual Meeting, filing a written notice of revocation with the Secretary of the Annual Meeting and voting in person; (ii) executing a written instrument to that effect and delivering it to the Secretary of Fidelity prior to the Annual Meeting; or (iii) duly executing and delivering a later dated proxy to the Secretary of Fidelity prior to the Annual Meeting.

Solicitation of Proxies

         In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and certain employees who will not be specially compensated for such activity. Fidelity will request brokerage houses, nominees, fiduciaries and other custodians to forward soliciting materials to beneficial owners. Fidelity will bear all expenses in connection with the solicitation of proxies for the Annual Meeting.

                        ITEM 1.   ELECTION OF DIRECTORS

         The Board of Directors of Fidelity is currently composed of six members. Fidelity's Articles of Incorporation divide the Board of Directors into three classes, as nearly equal in size as possible, with one class of Directors elected each year for a three-year term. The terms of Curt J. Angermeier, Donald
R. Neel, and Barry A. Schnakenburg expire at the 2000 Annual Meeting of Shareholders. All of these individuals have been nominated for re-election to a three-year term to expire at the 2003 Annual Meeting of Shareholders; provided, however, that if the Stock Purchase Agreement and the proposed amendment to
Article IV, Section 3 of the Articles of Incorporation of Fidelity is approved by the shareholders at the Annual Meeting (which will eliminate the three classes of directors so that all directors are elected for one-year terms), the Directors elected at this Annual Meeting and each subsequent annual meeting will have a one year term. This proposed amendment is discussed below under "PROPOSED AMENDMENTS TO ARTICLES OF INCORPORATION - Elimination of Three Classes of Directors."

         If for any reason Messrs. Angermeier, Neel, or Schnakenburg become unable or are unwilling to serve at the time of the Annual Meeting, the person named in the enclosed proxy card will have discretionary authority to vote for a substitute nominee or nominees. It is anticipated that Messrs. Angermeier, Neel, and Schnakenburg will be available for election.

         At the Annual Meeting, proxies cannot be voted for a greater number of persons than the number of nominees named.

         The Board of Directors recommends that the shareholders vote FOR the election of Messrs. Angermeier, Neel, and Schnakenburg.


            INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

         The following sets forth information as to each Director continuing in office after the Annual Meeting, and each executive officer of Fidelity as of March 31, 2000, including their ages, present principal occupations, other business experience during the last five years, directorships in other publicly held companies, and the year they were first elected or appointed to the Board of Directors (if applicable). Each individual's service with Fidelity began at the formation of Fidelity in 1993, unless otherwise noted.

         There are no arrangements or understandings between any of the Directors, executive officers or any other person pursuant to which any Director or executive officer has been selected for his or her respective position.

CURT J. ANGERMEIER  Age - 46, term expires in 2000.
------------------
Mr. Angermeier was appointed to the Board of Directors of Fidelity on March 21, 1996. Mr. Angermeier is a practicing attorney, concentrating on insurance law matters. Mr. Angermeier is a member of the Indiana Bar Association, Indiana Defense Lawyers Association and the Evansville Bar Association.

WILLIAM R. BAUGH  Age - 79, term expires in 2001.
----------------
Mr. Baugh is a Director of Fidelity and has been Chairman Emeritus of the Board of Directors since October 1994. Mr. Baugh served as Chairman of the Board of Directors of Fidelity from its formation in 1993 until October 1994. He served as a Director of United from 1955 until 2000, was Chairman of the Board of United from 1979 until October 1994, and was President of United from 1970 until 1981 and from 1983 until 1986.

JACK CUNNINGHAM Age - 69, term expires in 2002.
---------------
Mr. Cunningham is a Director of Fidelity and has served as Chairman of Fidelity and United since April 1998. Mr. Cunningham served as Secretary of Fidelity and United from April 1998 until December 1998. He served as President of Fidelity from May 1994 through October 1994 and as President of United from May 1994 through December 1994. Mr. Cunningham again served as President and CEO of United from March 1997 until January 1998. Mr. Cunningham is Chairman of the Board of Village Management Corporation and Village Housing Corporation (the two service corporation subsidiaries of United involved in the management and ownership of affordable housing units), Village Capital Corporation, and Village Insurance Corporation. Mr. Cunningham has been a Director of United since 1985 and an officer of United since 1974.

M. BRIAN DAVIS  Age - 45, term expires in 2001.
--------------
Mr. Davis is a Director of Fidelity and has served as its President and Chief Executive Officer since November 1996. Mr. Davis is also a Director of United and has served as its interim Chief Executive Officer since January 1998. Mr. Davis previously served as Chief Operating Officer of Fidelity from June 1995 to November 1996. Mr. Davis is also a Director of Village Management Corporation and Village Housing Corporation (the two service corporation subsidiaries of United involved in the management and ownership of affordable housing units). Mr. Davis is the President of Village Management Corporation, Village Insurance Corporation, Village Housing Corporation, and Village Capital Corporation. Mr. Davis has been a Director of United since 1992. Mr. Davis was a partner in the Davis Brothers Real Estate Partnership, located in Evansville, Indiana, which has developed and managed commercial real estate throughout the Midwest. He is also currently President of Southern Investment Corporation, a real estate investment company.

DONALD R. NEEL  Age - 36, term expires in 2000.
--------------
Mr. Neel is a Director of Fidelity and serves as Executive Vice-President, Chief Financial Officer, and Treasurer of Fidelity, and as Executive Vice President and Chief Operating Officer of United. Mr. Neel also serves as Treasurer of Village Management Corporation, Village Insurance Corporation, and as Executive Vice President and Treasurer of Village Capital Corporation and Village Housing Corporation. Prior to joining United and Fidelity in 1993, Mr. Neel served as Vice-

President and Controller of INB Banking Company, Southwest (successor to Peoples
Bank) from May 1987 through April 1993.

BARRY A. SCHNAKENBURG  Age - 52, term expires in 2000.
---------------------
Mr. Schnakenburg is a Director of Fidelity and has served as a Director of United since 1990. Mr. Schnakenburg currently serves as a Director of Village Capital Corporation and as a Director and the Executive Vice-President and Chief Operating Officer of Village Insurance Corporation. Mr. Schnakenburg has served as the President of U.S. Industries Group, Inc. for the past 10 years. U.S. Industries Group, Inc. is a sheet metal and roofing contractor located in Evansville, Indiana.

Certain Transactions and Other Matters Between Management and Fidelity

         Directors and executive officers of Fidelity and United and their associates are customers of, and have had transactions with, Fidelity and United in the ordinary course of business. Comparable transactions may be expected to take place in the future. Directors of Fidelity may not obtain extensions of credit from Fidelity or United. Loans made to non-director officers were made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other persons. These loans did not involve more than the normal risk of collectibility or present other unfavorable features.

         The Office of Thrift Supervision ("OTS"), the primary federal banking regulatory agency of United, by regulation has provided that each director, officer, or affiliated person of a savings association, such as United, has a fundamental duty to avoid placing himself in a position which creates, or which leads to or could lead to, a conflict of interest or appearance of a conflict of interest having an adverse effect upon, among other things, the interests of the members of the savings association or the association's soundness. In addition, the OTS by regulation has stated that the fiduciary relationship owed by a director or officer of a savings association, such as United, includes the duty to protect the association and that the OTS would consider this duty to be breached if such individual would take advantage of a business opportunity for his own or another person's personal benefit or profit when the opportunity is within the corporate powers of the savings association (or its service corporation) and when the opportunity is of a present or potential practical advantage to the savings association. The members of the Board of Directors of Fidelity and United are aware of these regulations and requirements of the OTS and believe they have conducted, and intend to continue to conduct themselves in compliance with these requirements at all times.

Board Meetings

         Fidelity had 12 regularly scheduled Board of Directors meetings and 2 special meetings during its fiscal year ended June 30, 1999 and had 6 regularly scheduled and 2 special meetings for the six months ended December 31, 1999. Each of the incumbent Directors of Fidelity attended at least 75% of the meetings of the Board of Directors and any committees upon which he served during the period which such individual served.

Board Committees

         The Board of Directors has a Nominating Committee which consists of M. Brian Davis (Chairman), Jack Cunningham, and William R. Baugh. The Nominating Committee, whose purpose is to nominate directors for election to the Board of Directors, met twice during the fiscal year ended June 30, 1999 and once during the six months ended December 31, 1999. Under Fidelity's by-laws, no nominations for director, except those made by the Nominating Committee, shall be voted upon at the Annual Meeting unless other nomination by shareholders are made in writing and delivered to the Secretary of Fidelity not later than the close of business on the tenth day following the date the notice of the Annual Meeting was mailed to shareholders. Shareholders who wish to recommend nominees must do so in writing to the Secretary of Fidelity as described above.

         The Board of Directors also has an Audit Committee consisting of Curt
J. Angermeier (Chairman), William R. Baugh, Jack Cunningham and Barry A. Schnakenburg. The Audit Committee, whose purpose is to review audit reports, loan review reports, and related matters to ensure effective compliance with regulatory and internal policies and procedures, met four times during the fiscal year ended June 30, 1999 and 2 times during the six months ended December 31, 1999. The members of the Audit Committee also serve as the committee authorized to direct the grant of options to eligible Key Employees under the 1993 Directors' Stock Option Plan and the 1995 Key Employees' Stock Option Plan.

         The Executive Committee of the Board of Directors serves as the Compensation Committee. The Executive Committee is currently composed of Jack Cunningham (Chairman), M. Brian Davis, Barry A. Schnakenburg, and Donald R. Neel. The Executive Committee met eleven times during the fiscal year ended June 30, 1999 and 1 time during the six months ended December 31, 1999. Messrs. Davis and Neel meet with the Compensation Committee but abstain and recuse themselves from discussions related to their compensation.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Five-Year Total Shareholder Return

         The following indexed graph indicates Fidelity's total return to its shareholders on its common stock for the past five years, assuming dividend reinvestment, as compared to total return for the NASDAQ Market Index and the Peer Group Index (which is a line-of-business index prepared by an independent third party consisting of savings and loan holding companies or federally chartered savings institutions with the same SIC number as Fidelity and which have been publicly traded for at least six years). The comparison of total return on investment for each of the periods assumes that $100 was invested on January 1, 1995, in each of Fidelity, the NASDAQ Market Index, and the Peer Group Index.

                   Comparative 5-Year Cumulative Total Return
                        Among Fidelity Federal Bancorp,

                     NASDAQ Market Index and SIC Code Index
                    Assumes $100 Invested on January 1, 1995

                          Assumes Dividends Reinvested
                          Year Ended December 31, 1999

                          1994     1995      1996      1997      1998      1999
                          -----------------------------------------------------
FIDELITY FEDERAL           100   201.53    145.82    161.29     53.68     19.88
SIC CODE INDEX             100   156.90    200.64    340.12    288.98    245.88
NASDAQ MARKET INDEX        100   129.71    161.18    197.16    278.08    490.46



                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG FIDELITY FEDERAL BANCORP,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX


                              [GRAPH APPEARS HERE]



                    ASSUMES $100 INVESTED ON JANUARY 1, 1995
                          ASSUMES DIVIDEND REINVESTED
                          YEAR ENDED DECEMBER 31, 1999

Compensation Committee Report

         Decisions on compensation of Fidelity's executives are made by the Executive Committee of the Board of Directors of Fidelity, which also serves as the Compensation Committee. All decisions of the Executive Committee relating to the compensation of Fidelity's officers are reviewed by the full board. Set forth below is a report submitted by Messrs. Davis, Cunningham, Schnakenburg, and Neel in their capacity as the Board's Executive Committee, addressing Fidelity's compensation policies for the six months ended December 31, 1999 as they affected Fidelity's executive officers.

         Compensation Policies Toward Executive Officers.
         -----------------------------------------------

         The Executive Committee's executive compensation policies are designed to provide competitive levels of compensation to the executive officers and to reward officers for satisfactory individual performance and for satisfactory performance of Fidelity as a whole. There are no established goals or standards relating to performance of Fidelity which have been utilized in setting compensation of individual employees.

         Base Salary.
         -----------

         Each executive officer is reviewed individually by the Executive Committee, which includes an analysis of the performance of Fidelity. In addition, the review includes, among other things, an analysis of the individual's performance during the past fiscal year, focusing primarily upon the following aspects of the individual's job or characteristics of the individual exhibited during the most recent fiscal year: quality and quantity of work; supervisory skills; dependability; initiative; attendance; overall skill level; and overall value to Fidelity.

         Other Compensation Plans.
         ------------------------

         At various times in the past Fidelity has adopted certain broad based employee benefit plans in which the senior executives are permitted to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amount that may be contributed or the benefits that may be payable under the plans.

         Benefits.
         --------

         Fidelity provides medical, defined benefit, and defined contribution plans to the senior executives that are generally available to the other Fidelity employees. The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of salary and bonus for the six months ended December 31, 1999.

         Mr. Davis' 1999 Compensation.
         ----------------------------

         Regulations of the Securities and Exchange Commission require that the Executive Committee disclose the Committee's basis for compensation reported for any individual who served as the Chief Executive Officer during the last fiscal year. Mr. Davis' salary is determined in the same manner as discussed above for other senior executives. Mr. Davis did not participate in the deliberations of the Executive Committee with respect to his compensation level. See "Compensation Committee Insider Participation."

                  Current Members of the Executive Committee:

                  Jack Cunningham (Chairman)                  M. Brian Davis
                  Barry A. Schnakenburg                       Donald R. Neel

Compensation Committee Insider Participation

         During the past fiscal year, Messrs. Davis and Neel, current officers of Fidelity, Mr. Cunningham, a former officer of Fidelity, and Mr. Schnakenburg served on the Executive Committee. Messrs. Davis and Neel did not participate in any discussion or voting with respect to his respective salary as an executive officer and was not present in the room during the discussion by the Executive Committee of his respective compensation.

         The following table sets forth, for the fiscal years ended June 30, 1999, 1998 and 1997 and for the six month period ended December 31, 1999, the cash compensation paid by Fidelity or its subsidiaries, as well as certain other compensation paid or awarded during those years, to the Chief Executive Officer of Fidelity at any time during the fiscal year ended June 30, 1999 and December 31, 1999 and the executive officers of Fidelity whose salary and bonus exceeded $100,000 during the fiscal year ended June 30, 1999 and December 31, 1999.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

Summary Compensation Table

                                                                               Long-Term Compensation
                                                                         ----------------------------------
                                            Annual Compensation                  Awards            Payouts
                                     ---------------------------------   ----------------------   ---------
                                                              Other                   Securities
                                                              Annual                  Underly-
                                                             Compen-     Restricted      ing                  All Other
  Name and Principal       Year       Salary                  sation       Stock      Options/      LTIP       Compen-
       Position             (1)       (1)(2)      Bonus       (3)(4)       Awards       SARs       Payouts    sation (5)
----------------------   ---------   ---------  ---------   ----------   ----------   ---------   ---------   ----------
M. Brian Davis,
President, CEO and
Director                  12/31/99  $  119,256      0       $    9,600       0            0           0       $      823
                          6/30/99      233,692      0           19,200       0            0           0            2,841
                          6/30/98      226,646      0           19,200       0         15,000         0            2,343
                          6/30/97      220,783      0           15,600       0            0           0            1,671

Donald R. Neel, Exec.
Vice President, CFO,
Treasurer and Director   12/31/99   $   59,525      0       $    7,200       0            0           0       $      893
                           1999        116,892      0           14,400       0          5,923         0            1,888
                           1998        103,164      0            8,400       0          7,500         0            1,547
                           1997         89,619      0                0       0            0           0            1,356

(1) On December 31, 1999, Fidelity changed its fiscal year-end from June 30 to December 31. Figures for 12/31/99 reflect amounts for the six months ended December 31, 1999.

(2) Effective January 1, 2000, the annual salary for Mr. Davis was reduced to $175,000.

(3) While officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus and are not required to be disclosed by applicable rules of the SEC.

(4) Consists of Directors' fees paid to Mr. Davis and to Mr. Neel for the fiscal years indicated. Effective January 1, 2000, Messrs. Davis and Neel, as employees of Fidelity, will no longer receive Directors' fees.

(5) Includes contributions by Fidelity under Fidelity's Retirement Savings 401(k) Plan.

1993 Directors' Stock Option Plan

         The 1993 Directors' Stock Option Plan ("Directors' Plan") expired on August 1, 1998. It provided for the grant of non-qualified stock options to individuals who are directors of Fidelity or any of its subsidiaries to acquire shares of common stock of Fidelity for a price of not less than $2 above the average of the high and low bid quotations as reported by NASDAQ for the common stock of Fidelity for the five trading days immediately preceding the date the option is granted.

         No additional options may be granted under the plan; however, outstanding options shall remain in effect until they have been exercised, terminated, forfeited, or have expired. As such, options will be outstanding under the Directors' Plan through November 19, 2007. The number of shares and option exercise prices under the Directors' Plan have been adjusted to reflect a twenty percent stock dividend distributed in 1994, a 2.1 for 1 stock split in 1995, and a 10% stock dividend in 1996. As of March 31, 2000 there were options for 136,293 shares outstanding.

1995 Key Employees' Stock Option Plan

         The Key Employees' Plan provides for the grant of incentive stock options and non-qualified stock options to acquire shares of common stock of Fidelity for a price of not less than the fair market value of the share on the date which the option is granted. A total of 236,500 shares were reserved for issuance under the Key Employees Plan. The option price per share for each incentive stock option granted to an employee must not be less than the fair market value of the share of common stock on the date the option is granted. The option price per share for an incentive stock option granted to an employee owning 10% or more of the common stock of Fidelity must not be less than 110% of the fair market value of the share on the date that the option is granted. The option price per share for non-qualified stock options will be determined by the Administrative Committee of the Key Employees' Plan, but may not be less than 100% of the fair market value of a share of common stock on the date of the grant of the option.

         The Key Employees' Plan will expire on March 15, 2005, except outstanding options will remain in effect until they have been exercised, terminated, forfeited, or have expired. As such, options may be outstanding under the Key Employees' Plan through March 15, 2015. The number of shares and option exercise prices under the Key Employees' Plan have been adjusted to reflect a 2.1 for 1 stock split in 1995, and a 10% stock dividend in 1996.

Options Grants in Last Fiscal Year

         No options were granted to Messrs. Davis or Neel during the six-months ended December 31, 1999.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values Table

         The following table shows for the named executive officers the shares covered by both exercisable and non-exercisable stock options as of December 31, 1999. Neither Mr. Davis nor Mr. Neel exercised any options during the last fiscal year. The exercise price of all options held by Messrs. Davis and Neel exceed the fiscal year-end price of Common Stock.

                 Aggregate Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                      Number of Unexercised Stock
                                            Options 12/31/99
                                ---------------------------------------
            Name                   Exercisable          Unexercisable
------------------------------  -----------------     -----------------

M. Brian Davis                             39,916                  0(1)
                                           27,720                  0(2)
                                            9,000              6,000(3)

Donald R. Neel                              4,500              3,000(3)
                                                0              5,923(4)

(1) The bid value of Fidelity's Common Stock at December 31, 1999 ($1.25 per share), was less than the exercise price ($6.22 per share).

(2) The bid value of Fidelity's Common Stock at December 31, 1999 ($1.25 per share), was less than the exercise price ($10.60 per share).

(3) The bid value of Fidelity's Common Stock at December 31, 1999 ($1.25 per share), was less than the exercise price ($10.81 per share).

(4) The bid value of Fidelity's Common Stock at December 31, 1999 ($1.25 per share), was less than the exercise price ($2.88 per share).

Other Employee Benefit Plans

         Pension Plan

         Fidelity currently participates in a defined benefit pension plan sponsored by the Financial Institutions Retirement Fund, a non-profit, tax qualified, tax-exempt pension plan and trust in which Federal Home Loan Banks, savings and loan associations and similar institutions participate ("Pension Plan"). All employees of Fidelity or its subsidiaries (which excludes non-employee Directors of Fidelity) (i) who have not attained age sixty (60) prior to being hired, and (ii) who work a minimum of 1000 hours per year are covered by the Pension Plan and become participants upon completion of one year of service and attainment of age 21. Participants are not required or allowed to make contributions to the Pension Plan.

         A participant in the Pension Plan is entitled to receive benefits based upon years of service for Fidelity or its subsidiaries and a percentage of the individual's average annual salary during the five (5) consecutive years of service which produce the highest such average without deduction for Social Security benefits. For purposes of computing benefits, "salary" includes an employee's regular base salary or wage inclusive of bonuses and overtime but is exclusive of special payments such as fees, deferred compensation, severance payments and contributions by Fidelity to the Pension Plan.

         Participants become fully vested in their benefits after completion of five (5) years of service. Upon attaining age sixty-five (65), participants become one hundred percent (100%) vested in their benefits provided by Fidelity under the Pension Plan, regardless of the number of their years of service. Benefits are payable at normal retirement age (age 65). The Pension Plan also contains provisions for the payment of benefits on the early retirement, late retirement, death or disability of a participant.

         The regular benefit under the Pension Plan to be paid on a participant's retirement is a monthly pension for the life of a participant with minimum guaranteed benefit of twelve (12) times the participant's annual retirement benefit under the Pension Plan. Thus, the regular form of all retirement benefits includes not only a retirement allowance, but also a lump sum retirement death benefit which is twelve (12) times the annual retirement benefit less the sum of such retirement benefits made before death. The Pension Plan provides that married participants will receive the regular retirement benefit in the form of an actuarially equivalent joint and survivor annuity. Optional forms of payments are available to all participants; however, married participants must obtain written spousal consent to the distribution of benefits in a form other than a joint and survivor annuity.

         According to the Pension Plan sponsor, the actuaries for the Pension Plan have determined that no contributions were required to be made to the Pension Plan by Fidelity for the plan year ended December 31, 1999.

         The following table shows estimated annual benefits payable at normal retirement to persons in specified remuneration classifications. The benefit amounts presented in the totals are annual pension amounts for the life of the participant, with a minimum guaranteed benefit of twelve (12) times the annual retirement benefit under the Pension Plan, for a participant at normal retirement (age 65) with the years of service set forth below with no deduction for Social Security or other offset amounts. The maximum compensation which may be taken into account for any purpose under the Pension Plan is limited by the Internal Revenue Code to $160,000 for 1999. As of December 31, 1999, M. Brian Davis had 5 years of service and Donald R. Neel had 6 1/2 years of service under the Pension Plan.

              Annual Benefit of Normal Retirement Years of Service

    Highest Five-
     Year Average
    Annual Salary       10           15            20           25            30           35            40
   -----------------------------------------------------------------------------------------------------------
       $  50,000      10,000       15,000        20,000       25,000        30,000       35,000        40,000
       $  75,000      15,000       22,500        30,000       37,500        45,000       52,500        60,000
       $ 100,000      20,000       30,000        40,000       50,000        60,000       70,000        80,000
       $ 125,000      25,000       37,500        50,000       62,500        75,000       87,500       100,000
       $ 150,000      30,000       45,000        60,000       75,000        90,000      105,000       120,000
       $ 175,000      35,000       52,500        70,000       87,500       105,000      122,500       140,000

         Retirement Savings Plan.
         -----------------------

         In 1994 Fidelity adopted a defined contribution plan under Internal Revenue Code Section 401(k) in which substantially all employees may participate. Under this plan, employees may contribute up to 15% of pay, and contributions up to 6% are supplemented by Fidelity contributions. Fidelity contributions are made at the rate of 25 cents for each dollar contributed by the participant. Participants may elect to have all or a portion of their contributions made on a tax-deferred basis pursuant to provisions in the plan meeting the requirements of Section 401(k) of the Internal Revenue Code. Fidelity's expense for the plan was $17,000 for the fiscal year ended June 30, 1999 and $8,000 for the six months ended December 31, 1999.

Compensation of Directors

         The Directors of Fidelity and United, who were the same individuals for the six months ended December 31, 1999, were compensated for their services in the amount of $1,000 per month (or $12,000 per year) plus an additional $200 per month if the Director attended that month's regularly scheduled Board meeting. Executive Committee members received an additional $400 per month for their services. The maximum compensation received by any Director for his or her service on the Board was $19,200 for the fiscal year ended June 30, 1999 and $9,600 for the six months ended December 31, 1999. As a part of Fidelity's profit enhancement plan, effective January 1, 2000, the maximum compensation that could be received during any fiscal year in Directors' fees by any individual for his or her service as a Director will be $6,000. In addition, Directors who are also employees of Fidelity or United will not receive Directors' fees.

Employment Contracts and Termination of Employment and Change of Control Arrangements

         On December 1, 1997, Fidelity entered into severance agreements with Messrs. Davis and Neel. Each of these agreements were extended by the Board in 1999 to December 1, 2000, and may be extended annually for successive one year periods. Each agreement provides that if during the two year period following a change in control (as defined in the agreement), the executive is terminated for any reason other than cause (as defined in the agreement), disability, retirement or death, or if the executive resigns due to a reduction in his duties or responsibilities, a reduction in his compensation or benefits, or a requirement that he be based at a location other than Evansville, the executive is entitled to an amount equal to 2.99 times his average annual base salary and bonus, plus an amount computed by the actuary for Fidelity's retirement plan equal to the present value of the executive's accrued benefit (as defined in the plan) computed as if the executive had remained employed by Fidelity for two years after his termination of employment. In addition, Fidelity must maintain for the benefit of the executive for three years following termination all employee welfare plans and programs in which he was entitled to participate prior to termination, and reimburse the executive for the cost of obtaining such benefits for the first 24 months following termination. No payments may be made pursuant to the agreement if such payments would, among other things, be considered by a federal or state regulatory authority having jurisdiction over Fidelity an unsafe or unsound practice. From time to time Fidelity has entered into change of control agreements with other members of management. These agreements have been filed with the Securities and Exchange Commission as an exhibit on Form 10-K.

Security Ownership of Management

         The following table sets forth certain information as of March 31, 2000, with respect to the common stock of Fidelity beneficially owned by each Director of Fidelity and by all executive officers and directors as a group.

                                         Number of Shares     Percent of Class
            Name                           Beneficially             (1)
------------------------------------     ----------------     ----------------
Curt J. Angermeier (2)                             35,678                1.13%
William R. Baugh (3)                               28,970                 .92
Jack Cunningham (4)                                53,335                1.68
M. Brian Davis (5)                                795,206               24.62
Donald R. Neel (6)                                 20,250                 .64
Barry A. Schnakenburg (7)                         263,308                8.31
All Executive Officers and Directors            1,196,747               36.28
as a Group (6 Persons)

(1) The information contained in this column is based upon information furnished to Fidelity as of March 31, 2000, by the individuals named above. The nature of beneficial ownership for shares shown in this column represent sole or shared voting and investment unless otherwise noted. At March 31, 2000, Fidelity had 3,147,662 shares of common stock outstanding.

(2) Includes 19,401 shares held in a Family Trust of Mr. Angermeier. The total also includes 8,740 shares which Mr. Angermeier has the right to acquire pursuant to the exercise of stock options granted under the 1993 Directors' Stock Option Plan.

(3) Includes 27,000 shares beneficially owned by Mr. Baugh. Also includes 1,970 shares which Mr. Baugh has the right to acquire pursuant to the exercise of stock options granted under the 1993 Directors' Stock Option Plan.

(4) Includes 9,744 shares held in the name of Mr. Cunningham's wife and 23,674 shares which Mr. Cunningham has the right to acquire pursuant to the exercise of stock options granted under Fidelity's 1993 Directors' Stock Option Plan.

(5) Includes 3,796 shares owned by the spouse of Mr. Davis, 16,226 shares which Mr. Davis holds as custodian for his minor daughter (Elizabeth Davis); 15,294 shares which Mr. Davis holds as custodian for his minor son (Christopher Davis); and 5,580 shares which Mr. Davis holds as custodian for his minor daughter (Gabrielle Davis). Also includes 39,916 shares which Mr. Davis has the right to acquire pursuant to the exercise of stock options granted under the 1993 Directors' Stock Option Plan and 42,720 shares which Mr. Davis has the right to acquire pursuant to the exercise of stock options granted under Fidelity's 1995 Key Employees' Stock Option Plan. Also includes 99,018 shares of Fidelity owned by Maybelle V. Reichert, the mother of Mr. Davis, as to which shares Mr. Davis has authority to vote pursuant to a power of attorney.

(6) Includes 5,827 shares beneficially owned by Donald R. Neel, Executive Vice-President, Chief Financial Officer and Treasurer of Fidelity and 1,000 shares owned by Jamie Neel, the wife of Mr. Neel. Also includes 13,423 shares which Mr. Neel has the right to acquire pursuant to the exercise of the stock options granted under Fidelity's 1995 Key Employees' Stock Option Plan.

(7) Includes 5,775 shares held by the spouse of Mr. Schnakenburg, 24,948 shares held by U.S. Industries Group, Inc., 52,263 shares held by Barry, Inc. and 40,378 shares held by BOAH Associates. The total also includes 20,097 shares which Mr. Schnakenburg has the right to acquire through the exercise of stock options granted under Fidelity's 1993 Directors' Stock Option Plan. The total also includes 74,109 shares of Fidelity pursuant to which Mr. Schnakenburg may exercise voting and investment power pursuant to a Power of Attorney.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires Fidelity's directors and executive officers, and persons who own more than 10% of a registered class of Fidelity's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Fidelity common stock and other equity securities of Fidelity. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Fidelity with copies of all Section 16(a) forms they file. To the best knowledge of Fidelity, during the fiscal year ended June 30, 1999 and during the six months ended December 31, 1999, there were no late filings with respect to the Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners.

                 ITEM 2.  APPROVAL OF STOCK PURCHASE AGREEMENT

Background

         As previously reported, in February 1999 United became subject to and began operating under a Supervisory Agreement entered into with the OTS. The Supervisory Agreement imposes certain operating restrictions upon United. In order to better comply with the conditions imposed by the Supervisory Agreement, Fidelity sought to raise additional capital. In this respect, Fidelity held discussions with several interested parties about the possibility of investing in Fidelity, and entered into a letter of intent with Mortgage Finance Acquisition Partners, L.P., an affiliate of Lincolnshire Equity Fund II. The letter of intent and related negotiations involved the potential sale of a number of shares to Mortgage Finance Acquisition Partners, L.P., from Fidelity equal to approximately 51% of the fully-diluted common stock. In November 1999, Fidelity announced that negotiations with Mortgage Finance Acquisition Partners, L.P., had terminated.

         Following termination of these discussions, Fidelity actively explored other strategic alternatives. On December 28, 1999 Pedcor Investments, a limited liability company ("Pedcor"), contacted Fidelity regarding a potential purchase of stock. Pedcor was the only entity which proposed to extend an offer to Fidelity at that time. Following negotiations, Fidelity and Pedcor signed a Stock Purchase Agreement to sell 1,460,000 shares of its common stock to Pedcor. A copy of the Stock Purchase Agreement is attached to this proxy statement as Exhibit A.

         Pedcor is a real estate development and investment company located in Indianapolis, Indiana. One of the principals of Pedcor is Bruce A. Cordingley, who was a director of Fidelity until his resignation on December 27, 1999. Mr. Cordingley is also the president of Pedcor Bancorp, a bank holding company which controls International City Bank, NA, located in Long Beach, California.

         On April 6, 2000, pursuant to the terms of the Stock Purchase Agreement, Pedcor assigned its purchase obligations under the Stock Purchase Agreement to Pedcor Holdings, LLC ("Holdings"), and Pedcor Bancorp, affiliated entities of Pedcor. Holdings is a newly formed entity which was formed to purchase shares of Fidelity pursuant to the Stock Purchase Agreement. Mr. Cordingley is the president of Holdings and Pedcor Bancorp. In connection with the Stock Purchase Agreement, Holdings will purchase all of the shares from Fidelity, except for the purchase by Pedcor Bancorp of an amount which will result in the ownership by Pedcor Bancorp of less than 5% of the outstanding shares of Fidelity.

General Terms of the Stock Purchase Agreement

         The shares to be sold to Holdings and Pedcor Bancorp will equal in the aggregate approximately 31.7% of the outstanding shares after the sale, and will result in Holdings and its affiliates owning or controlling approximately 37.6% of the outstanding common stock of Fidelity. Under the terms of the Stock Purchase Agreement, Holdings and Pedcor Bancorp will pay to Fidelity in the aggregate cash in the amount of $3,000,000. In addition, Pedcor will provide Fidelity with (1) a five-year guarantee to United in an aggregate amount up to $1,500,000 against any negative cash flow from operations of certain specified development properties in United's Section 42 loan portfolio; and (2) an agreement to provide management services and certain accounting services to the specified properties for ten years. For these management and accounting services, Pedcor will charge no fee to the properties being managed, United or Fidelity for the first three years and no fee to Fidelity or United for years four through ten.

         At January 21, 2000, the effective date of the Stock Purchase Agreement, the book value of Fidelity was $1.72, and the closing bid price for the common stock of Fidelity was $2.13. In negotiations of the terms and conditions of the Stock Purchase Agreement, the Board considered these values, the need for additional capital by Fidelity, and the lack of other definitive offers. As of March 31, 2000 the book value of Fidelity was $1.74; as of the close of business on April 19, 2000, the last trade of the common stock of Fidelity was at $2.19.

Additional Purchases by Pedcor

         For 3 years following the sale of the shares contemplated by the Stock Purchase Agreement, Pedcor (or its permitted assigns, such as Holdings and Pedcor Bancorp) is entitled under the terms of the Stock Purchase Agreement to purchase additional shares from Fidelity in an aggregate amount up to $5 million. For shares purchased in the first year following the closing of the Stock Purchase Agreement, Pedcor will pay $3.00 per share. For shares purchased in the second and third year following the closing of the Stock Purchase Agreement, Pedcor will pay the "fair market value" of the shares, as defined in the Stock Purchase Agreement.

Restrictions Affecting Fidelity

         The Stock Purchase Agreement requires that, pending consummation of the Stock Purchase Agreement, Fidelity must continue to conduct its business in the ordinary course consistent with its past practices and may not negotiate or discuss with third parties any matter relating to any merger, business combination, tender offer, or similar transaction (including a sale of substantially all of the assets of Fidelity) involving Fidelity.

Commitments by Pedcor

         Under the terms of the Stock Purchase Agreement, Pedcor has agreed to use commercially reasonable efforts to cause Fidelity to continue to list its shares on the National Association of Security Dealers Automated Quotation System, subject to certain conditions set forth in the Stock Purchase Agreement.

         Pedcor also has agreed that it will not sell or otherwise dispose of any shares purchased for 1 year from the closing date of the Stock Purchase Agreement. The Stock Purchase Agreement does permit Pedcor to assign shares to any person, entity or corporation which would be considered an affiliate for purposes of the change of control regulations of the Office of Thrift Supervision, or to any person or entity who controls, is controlled by, or is under common control with Pedcor.

         Pedcor is obligated for three (3) years after the closing of the Stock Purchase Agreement that it will not take any action to amend the Article of Incorporation or By-Laws of Fidelity in any manner which would reduce the amount of indemnification of directors or officers permitted under applicable law, the Article of Incorporation, or Fidelity's Directors and Officers' Liability Insurance Policy. Pedcor has also agreed for 5 years to cause Fidelity to maintain a directors and officers liability insurance policy providing for coverage at least as comprehensive as those existing on the closing date; provided, that the cost of maintaining such insurance policy does not increase by more than fifty percent (50%) above the cost as of the closing date.

         The above restrictions and requirements of Pedcor also apply to Holdings and Pedcor Bancorp and to any other of the permitted assigns of Pedcor.

Management

         Upon consummation of the Stock Purchase Agreement, Bruce A. Cordingley and two other individuals designated by Pedcor will be elected to the Board of Directors of Fidelity, thereby increasing the size of the Board from six to nine individuals. The Executive Committee of Fidelity will be comprised of Mr. Cordingley (as Chairman), M. Brian Davis and one other individual currently serving as a Director of Fidelity to be designated by Pedcor. Mr. Cordingley and one other individual to be designated by Pedcor will be elected to the Board of Directors of United, thereby increasing the size of the Board from five to seven. The Executive Committee of United will consist of Mr. Cordingley (as Chairman), M. Brian Davis and Donald R. Neel.

Employment Agreements

         Contemporaneously with the closing of the Stock Purchase Agreement, Messrs. Davis and Neel each will enter into an Employment Agreement pursuant to which Mr. Davis will be employed as the President and Chief Executive Officer of Fidelity, and Mr. Neel will be employed as the Chief Financial Officer of Fidelity and Executive Vice President, Chief Operating Officer and Treasurer of United. Effective July 1, 2000, Mr. Neel will become the

President and Chief Executive Officer of United. The term of each Employment Agreement is 3 years, which may be extended annually for successive 1 year periods. Messrs. Davis and Neel will earn an annual base salary equal to $195,000 and $140,000, respectively, subject to any increases which may be approved by the Board of Directors. In addition, Messrs. Davis and Neel will each be granted options to purchase 50,000 shares and 25,000 shares, respectively, at an option price of $4.00 per share. If during the one year period following a prospective change in control (as defined in the Employment Agreement, which excludes the transactions contemplated by the Stock Purchase Agreement), the executive is terminated for any reason other than cause (as defined in the Employment Agreement), disability, retirement or death, or if the executive resigns due to a material breach of the Employment Agreement by Fidelity, the executive is entitled to an amount equal to 2.99 times his average annual base salary and bonus for the previous five (5) years. In addition, Fidelity must maintain for the benefit of the executive for three years following termination all employee welfare plans and programs in which he was entitled to participate prior to termination, and reimburse the executive for the cost of obtaining such benefits for the first 24 months following termination. If the executive is terminated for any reason other than cause (as defined in the Employment Agreement), disability, retirement or death, or if the executive resigns due to a material breach of the Employment Agreement by Fidelity, and such termination or resignation does not follow a change in control, the executive is entitled to an amount equal to his base salary during the remaining term of the Employment Agreement. In addition, Fidelity must maintain for the benefit of the executive for the remainder of the term of the Employment Agreement all employee welfare plans and programs in which he was entitled to participate prior to termination, and reimburse the executive for the cost of obtaining such benefits. No payments may be made pursuant to the agreement if such payments would, among other things, be considered by a federal or state regulatory authority having jurisdiction over Fidelity an unsafe or unsound practice. The existing Severance Agreement of both Mr. Davis and Mr. Neel will be terminated upon the effectiveness of their respective Employment Agreement. The Employment Agreements also provide a 3-year covenant not to compete and covenants regarding confidentiality.

Share Voting Agreement

         In connection with the Stock Purchase Agreement, the Directors entered into "Share Voting Agreements" with Pedcor, which has subsequently assigned its rights and obligations under these agreements to Holdings and Pedcor Bancorp. Pursuant to the Share Voting Agreements, the members of the Board of Directors individually agree to use their best efforts to vote all shares of common stock which they hold of record or beneficially at the Annual Meeting in favor of the sale of stock pursuant to the Stock Purchase Agreement and the related proposed amendments to the Articles of Incorporation of Fidelity. In addition, the Directors have agreed, subject to their fiduciary duties, to recommend approval and adoption of the Stock Purchase Agreement and the related proposed amendments to the Articles of Incorporation of Fidelity at the Annual Meeting. The members of the Board of Directors beneficially own, in the aggregate, 1,046,207 shares or 33.24% of the issued and outstanding shares of Fidelity.

Conditions to Consummation

         Consummation of the proposed sale of the stock is subject to several conditions, including receipt of all required regulatory approvals. Pedcor has filed applications with the regulatory authorities for approval of the purchase of shares contemplated by the Stock Purchase Agreement. There can be no assurance as to when, if ever, such approvals may be received or what conditions such approvals, if received, may contain.

Interests of Certain Persons in the Stock Purchase Agreement

         The Directors and executive officers of Fidelity have certain interests in the Stock Purchase Agreement as set forth under "Employment Agreements," "Management," and "Commitments by Pedcor" with respect to indemnification matters.

Board Recommendation for Approval of Stock Purchase Agreement and Transactions Contemplated Thereunder

         The Board of Directors is seeking shareholder approval of the Stock Purchase Agreement, and the sale of shares under the terms and conditions set forth in the Stock Purchase Agreement, to Holdings and Pedcor Bancorp. The Board of Directors believes it is in the best interest of Fidelity to sell the shares to raise additional capital which may be used to strengthen the financial condition of Fidelity and United. The Board recommends a vote FOR approval of the Stock Purchase Agreement and the transactions contemplated thereby.

         Approval of the Stock Purchase Agreement and the issuance of the shares thereunder requires the affirmative vote of a majority of the issued and outstanding shares. The Board of Directors and Pedcor have indicated their intent to vote their shares in favor of this matter.

                PROPOSED AMENDMENTS TO ARTICLES OF INCORPORATION

         In connection with the approval of the Stock Purchase Agreement on January 21, 2000, the Board unanimously approved amendments to the Articles of Incorporation and directed that such amendments be considered at the Annual Meeting. The proposed amendments, upon approval by the shareholders would (a) increase the number of authorized shares of common stock of Fidelity, (b) eliminate the three classes of directors, (c) eliminate cumulative voting in the election of directors, and (d) allow for the removal of members of the Board, with or without cause, by the affirmative vote of a majority of the outstanding shares and the removal of members of the Board, with cause, by the affirmative vote of a majority of the Board.

         The proposed amendments will be approved by the shareholders if the votes cast in favor of the amendment at the Annual Meeting exceed the votes cast against the amendment. Furthermore, the amendments regarding classes of directors, cumulative voting, and removal of directors will only be effective if the Stock Purchase Agreement is approved by the shareholders.

If sufficient votes are received, the amendments will become effective upon the filing of Articles of Amendment to Fidelity's Articles of Incorporation with the Indiana Secretary of State.

         The Board of Directors believes that the requirement of a classified board of directors, the limitation on the ability to remove a director from office, and the existence of cumulative voting rights generally limit the power of the holders of a majority of Fidelity's common stock to take certain actions. Upon consummation of the purchase of the shares by Holdings and Pedcor Bancorp, Holdings, Pedcor Bancorp, and their affiliates will own 37.6 % of the issued and outstanding shares of Fidelity.

              ITEM 3.  INCREASE AUTHORIZED SHARES OF COMMON STOCK

         The Board has approved and is recommending that the shareholders approve an amendment to Article III, Section 1 of the Articles of Incorporation to increase the authorized shares of common stock from 5,000,000 to 15,000,000 shares. No change is being proposed to Fidelity's preferred stock. On March 31, 2000, there were 3,147,662 shares of Fidelity Common Stock outstanding, and 281,054 shares reserved for issuance pursuant to outstanding warrants and the stock option plans of Fidelity.

         The Board of Directors has determined it is in the best interests of Fidelity and its shareholders to increase the amount of Fidelity's authorized capital stock at this year's Annual Meeting of Shareholders. Approximately 1,460,000 of the additional shares of Common Stock authorized by the amendment would be sold to Holdings and Pedcor Bancorp pursuant to the Stock Purchase Agreement, if approved by shareholders and regulatory authorities. The remaining additional shares of Common Stock authorized by the amendment will be available for general corporate purposes, including financings, stock dividends or stock splits.

         If the amendment is adopted by the shareholders of Fidelity, the Board of Directors could authorize the issuance of any authorized but unissued shares of common stock on terms determined by it without further action by the shareholders, unless the shares were issued in a transaction requiring shareholder approval. All attributes of the additional shares of common stock would be the same as those of the existing shares of authorized and unissued common stock.

         The authorization of the additional shares of common stock may have certain dilutive and anti-takeover effects, as described below.

         o Potential Dilutive Impact. Under Fidelity's Articles of Incorporation, Fidelity shareholders have no preemptive rights to subscribe to or purchase any shares of common stock or other securities of Fidelity. Shareholders also should note that issuance of additional shares of common stock other than on a pro-rata basis to all current shareholders will reduce the proportionate interests in Fidelity held by current shareholders.

         o Potential Anti-Takeover Impact. The amendment is not intended as an anti-takeover provision, but it may have an anti-takeover effect. Although the Board presently has no intention of doing so, the authorized but unissued common stock could be used to discourage or render more difficult certain takeover attempts of Fidelity through the issuance of a number of shares sufficient to dilute the interests of a person seeking control or to increase the total amount of consideration necessary for a person to obtain control of Fidelity.

         The text of Article III, Section 1 of the Articles of Incorporation, which is proposed to be modified and amended, is set forth in its entirety in Exhibit B attached hereto.

         The Board unanimously recommends that the shareholders vote "FOR" approval of the amendment.

               ITEM 4.  ELIMINATION OF THREE CLASSES OF DIRECTORS

         The Board has approved and is recommending that the shareholders approve an amendment to Article IV, Section 3 of the Articles of Incorporation which will eliminate the three classes of directors so that all directors are elected for one-year terms. Article IV, Section 3 of the Articles of Incorporation currently provides for three classes of directors with one-third of the directors elected annually to three-year terms.

         Adoption of the proposed amendment to Article IV, Section 3 to eliminate the three classes of directors will transform the Board over a 2 year period from one with a staggered-term structure whose directors serve three-year terms and approximately one-third of whose membership is elected each year, to one whose entire membership is elected annually. If the proposal is approved, Directors elected at this Annual Meeting and at each subsequent annual meeting will serve for a one year term. Any additional directorships resulting from an increase in the number of directors will also be for a term of one year. The proposed amendment, if adopted by the necessary shareholder vote, will not decrease the term of any existing Director.

          This provision was included in the charter of United when it converted from the mutual to the stock form of ownership in 1987. When Fidelity later was formed as a holding company for United in 1993, the Board elected to continue this provision for Fidelity.

         o Benefits of a Staggered Board. The staggered board provision is designed to help ensure continuity of Fidelity policies and make management changes more gradual, thus providing the benefit of stability to Fidelity's business. For example, upon any significant shift in share ownership of Fidelity, the entire Board could not be replaced in one year. This would tend to make any changes in Fidelity policies and management changes more gradual.

         o Advantages of Eliminating a Staggered Board. The Board believes that based upon the history of Fidelity's ownership and the absence of any hostile takeover threats, the potential benefits of a staggered board are not as important as permitting the shareholders to vote upon the election to office of all Directors at each annual meeting. Approval of this proposed amendment, and thus deletion of the staggered board provision, will allow the shareholders of Fidelity to access on a more frequent basis their satisfaction with the performance of the Board of Directors of Fidelity.

         The text of Article IV, Section 3 of the Articles of Incorporation, which is proposed to be modified and amended, is set forth in its entirety in Exhibit C attached hereto.

         The Board recommends a vote FOR approval of the proposed amendment to
Article IV, Section 3, of the Articles of Incorporation to eliminate the three classes of directors as described above.

                   ITEM 5.  ELIMINATION OF CUMULATIVE VOTING

         The Board has approved and is recommending that the shareholders approve an amendment to Article III, Section 4 of the Articles of Incorporation which will eliminate cumulative voting. Article III, Section 4 of the Articles of Incorporation currently provides that each shareholder has the right to cumulate votes in the election of directors by giving one candidate as many votes as the number of shares owned by that shareholder multiplied by the number of directors to be elected or any other allocation of such votes among candidates as the shareholder may determine. Without cumulative voting, the maximum number of votes that any shareholder could cast in favor of a nominee to the Board would be the number of shares owned by such shareholder.

                   This provision was included in the charter of United when it converted from the mutual to the stock form of ownership in 1987. When Fidelity later was formed as a holding company for United in 1993, the Board elected to continue this provision for Fidelity.

         o Effect of Elimination of Cumulative Voting. The elimination of cumulative voting will reduce significantly the possibility that a small group of shareholders having less than a majority of the voting power will be able to elect one or more directors. With cumulative voting, if a minority shareholder were to cast all its votes for one nominee, that shareholder may succeed in electing one or more nominees to the Board who would not otherwise have received sufficient votes to be elected.

         o Benefits of Elimination of Cumulative Voting. The Board believes that cumulative voting affords rights to minority shareholders out of proportion to their holdings. The Board believes that the elimination of cumulative voting is desirable because it would preclude the election of a director or small group of directors representing a special interest group of shareholders, and would enable shareholders holding a majority of the voting power to decide who will be elected to the Board.

         The text of Article III, Section 4 of the Articles of Incorporation, which is proposed to be modified and amended, is set forth in its entirety in Exhibit D attached hereto.

         The Board recommends a vote FOR approval of the proposed amendment to
Article III, Section 4, of the Articles of Incorporation to eliminate cumulative voting.

                         ITEM 6.  REMOVAL OF DIRECTORS

         The Articles of Incorporation of Fidelity currently provide that Directors may only be removed by shareholders for cause. The Board has approved and is recommending that the shareholders approve an amendment to Article IV,
Section 4 of the Articles of Incorporation which will permit holders of a majority of the shares then entitled to vote in the election of Directors to remove one or more Directors, with or without cause, and permit a majority of the entire Board of Directors to remove a Director for cause. This provision will not apply during the current term of any Director currently serving as a Director.

         o Benefits of Proposed Amendment. The Board believes, consistent with its view that it is in the best interests of the shareholders that holders of a majority of the voting power be able to elect the members of the Board, that a majority of shareholders also be able to remove a Director, with or without cause. In addition, the Board believes that it is in the best interests of Fidelity to grant to the Board the power to remove a member from the Board, if such removal is with cause.

         The text of Article IV, Section 4 of the Articles of Incorporation, which is proposed to be modified and amended, is set forth in its entirety in Exhibit E attached hereto.

         The Board recommends a vote FOR approval of the proposed amendment to
Article IV, Section 4, of the Articles of Incorporation with respect to the removal of directors.

           ITEM 7.  RATIFICATION OF INDEPENDENT AUDITORS OF FIDELITY

         The Board of Directors of Fidelity proposes that the shareholders ratify the selection of the firm of Olive LLP, Certified Public Accountants, as independent public accounts for Fidelity for the fiscal year ending December 31, 2000, subject to acceptance of the engagement by Olive LLP. Representatives of Olive LLP are expected to be present at the meeting and available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so. Olive LLP has been the independent auditors of Fidelity since 1982. In the event the selection of Olive LLP is not ratified by the shareholders, the Board of Directors will consider selection of other independent public accountants for the fiscal year ending December 31, 2000.

                             SHAREHOLDER PROPOSALS

         Any proposal which a shareholder intends to bring before the next Annual Meeting of Shareholders to be held in 2001 must be received by Fidelity no later than December 22, 2000 for inclusion in next year's proxy statement. Such proposals should be addressed to Jack Cunningham, Chairman of Fidelity, at 700 S. Green River Road, Suite 2000, PO Box 5584, Evansville, Indiana 47715.

                             ADDITIONAL INFORMATION

         The Form 10-K which is required to be filed with the Securities and Exchange Commission for the transition period ending December 31, 1999, containing financial statements as of and for the six months ended December 31, 1999, and other information concerning the operations of Fidelity is enclosed herewith, but is not to be regarded as proxy soliciting material, except for the audited financial statements included in such 10-K, and the sections entitled "Supplementary Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Changes and Disagreements with Accountants on Accounting and Financial Disclosure," and "Quantitative and Qualitative Disclosure about Market Risk," which are incorporated by reference into this Proxy Statement.

                                 OTHER MATTERS

         The Annual Meeting is called for the purposes set forth in the Notice. The Board of Directors of Fidelity does not know of any matters for action by shareholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of the printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named in the Proxy to vote pursuant to the Proxy with respect to such matters in accordance with the recommendations of the Board of Directors.

                                         By Order of the Board of Directors




                                         Jack Cunningham
                                         Chairman

                                                                    EXHIBIT A



         --------------------------------------------------------------


                              AMENDED AND RESTATED

                            STOCK PURCHASE AGREEMENT


         --------------------------------------------------------------



                                     Between

                            FIDELITY FEDERAL BANCORP



                                       and

                 PEDCOR INVESTMENTS, A LIMITED LIABILITY COMPANY


                        Effective as of January 21, 2000

                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

         AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, dated as of April 6, 2000 and effective as of January 21, 2000 by and among FIDELITY FEDERAL BANCORP, an Indiana corporation (the "Seller"), and PEDCOR INVESTMENTS, A LIMITED LIABILITY COMPANY, a Wyoming limited liability company ("Purchaser").

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, the Seller is a savings and loan holding company and the holder of all of the outstanding capital stock of United Fidelity Bank, FSB (the "Bank"), Village Securities Corporation ("VSC") and Village Affordable Housing Corporation ("VAHC");

         WHEREAS, the Seller has 3,147,622 shares of Common Stock, stated value $1.00 per share (the "Common Stock"), outstanding as of the date hereof.

         WHEREAS, the Bank is currently operating under the restrictions imposed by the OTS (as hereinafter defined) pursuant to the provisions of the Supervisory Agreement (as hereinafter defined) and requires an infusion of additional capital to strengthen its financial condition and to return to profitable operations.

         WHEREAS, Purchaser desires to purchase One Million Four Hundred Sixty Thousand (1,460,000) newly issued shares of Common Stock from the Seller all upon the terms and other conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, Purchaser and the Seller hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "Agreement" or "this Agreement" means this Stock Purchase Agreement, dated as of January 21, 2000, among Purchaser and the Seller (including all of the Exhibits and Schedules hereto), and all amendments hereto made in accordance with the provisions of Section 8.8.

                  "Assets" means all tangible and intangible assets, personal and mixed, used or required in the operation of the Business of the Seller and its respective affiliates and subsidiaries, including without limitation, cash and cash equivalents, interest-bearing deposits, investment securities, loans receivable, notes receivable, Federal Home Loan Bank of Indianapolis Stock, facilities equipment, office furniture and furnishings, owned real property, leased real property, tangible personal property and all rights and the benefits accruing to the Seller or the Subsidiaries under the Material Contracts relating to the conduct of the Business.

                  "Bank" has the meaning specified in the preamble to this Agreement.

                  "Bank Subsidiaries" means Village Housing Corporation, Village Management Corporation, Village Capital Corporation and Village Insurance Corporation.

                  "Bank Subsidiary Stock" has the meaning specified in Section
3.3

                  "Business" means the business of the Seller, the Bank and the other Subsidiaries as now or heretofore conducted, including, without limitation, all other business which has been conducted through the date hereof directly and through the Subsidiaries.

                  "Business Day" means any day that is not a Saturday, a Sunday or legal holiday on which banking institutions in the State of Indiana are authorized to remain closed.

                  "Closing" has the meaning specified in Section 2.3.

                  "Closing Date" has the meaning specified in Section 2.3.

                  "Common Stock" has the meaning specified in the preamble to this Agreement.

                  "D&O Policy" has the meaning specified in Section 5.8 of this Agreement.

                  "dollars" and "$" means the lawful currency of the United States of America.

                  "Employment Agreements" has the meaning specified in Section
6.3 hereof.

                  "Encumbrance(s)" means any security interest, pledge, mortgage, lien, charge, encumbrance, adverse claim, preferential arrangement with a creditor or restriction, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Expiration Date" has the meaning specified in Section 7.1.

                  "Financial Statements" means the consolidated audited balance sheets of the Seller as at June 30, 1997, 1998 and 1999, and the three statements of income and cash flows of the Seller for the years ended June 30, 1997, 1998 and 1999 together with the report thereon of Seller's Accountants.

                  "GAAP" means United States generally accepted accounting principles and practices in effect from time to time and applied consistently throughout the periods involved.

                  "Governmental Authority" means any United States Federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

                  "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvement Acts of 1976, as amended.

                  "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services except trade accounts payable and accrued liabilities that arise in the ordinary course of business, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptances, letters of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such

Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Law" means any Federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

                  "Liabilities" means any and all debts (including all Indebtedness), liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

                  "Licenses" means all state and Federal licenses or consents required to be obtained by the Seller and the Bank and any of the other Subsidiaries from any and all relevant Governmental Authorities to conduct the Business to the fullest extent conducted through the Closing Date, in each jurisdiction which requires an entity engaged in a business such as the Business of the Seller to be licensed.

                  "Material Adverse Effect" means any change in, or effect on, the Seller that, individually or in the aggregate, is materially adverse to the Business or financial condition of the Seller and the Bank and any of the other Subsidiaries, in each case, taken as a whole.

                  "Mortgage Debt" means all advances under warehouse finance facilities or other borrowings which are used to fund loans that the Bank and any of the other Subsidiaries originate or purchase including such advances or borrowings as are secured by the mortgages or security interests on the real or personal properties which such advances or borrowings are used to fund.

                  "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

                  "OTS" means the Office of Thrift Supervision of the Treasury Department of the United States of America.

                  "Pedcor Control Group" means Purchaser and all other persons, entities and corporations which the OTS would consider affiliates for purposes of a change of control.

                  "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been, or shall have been, commenced as of the date indicated: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been set forth on the Seller's Consolidated Balance Sheet; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations including deposits of funds of public agencies.

                  "Per Share Purchase Price" has the meaning specified in
Section 2.2.

                  "Permitted Assigns" shall mean, with respect to Purchaser, the Affiliates of the Purchaser.

                  "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  "Purchaser" has the meaning specified in the preamble to this Agreement; provided, however, that, as used herein with respect to periods after the Closing, such term shall include the Seller.

                  "Reference Consolidated Balance Sheet" means the November 30, 1999 consolidated unaudited balance sheet of the Seller.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Seller" has the meaning specified in the preamble to this Agreement and, unless otherwise indicated or where the context otherwise requires, shall also refer to the Bank and each of the other Subsidiaries and each representation, warranty or covenant of the Seller shall also be a joint and several representation, warranty or covenant of the Bank and each of the other Subsidiaries.

                  "Share Voting Agreements" has the meaning specified in Section
5.5 of this Agreement.

                  "Shareholders' Equity" means the Seller's assets, less liabilities, all as determined in accordance with GAAP.

                  "Shares" has the meaning specified in Section 3.2 of this Agreement.

                  "Subsidiaries" shall mean all of the subsidiaries of Fidelity Federal Bancorp and all of the subsidiaries of the Subsidiaries of Fidelity Federal Bancorp.

                  "Subsidiary" means with respect to any Person, any corporation, limited liability company or limited partnership of which securities having the power to elect a majority of that corporation's Board of Directors or similar governing body (other than securities having that power only upon the happening of a contingency that has not occurred) are held by such Person or one or more of its subsidiaries.

                  "Subsidiary Stock" has the meaning specified in Section 3.3.

                  "Supervisory Agreement" means the agreement between the Bank and the OTS, dated as of February 3, 1999, relating to the restrictions on the operations of the Bank. "VAHC" has the meaning specified in the preamble to this Agreement. "VSC" has the meaning specified in the preamble to this Agreement.

                                   ARTICLE II
                                PURCHASE AND SALE

                  SECTION 2.1. Purchase and Sale of the Common Stock. Upon the terms and subject to the conditions of this Agreement, at the Closing, Purchaser shall purchase from the Seller One Million Four Hundred Sixty Thousand (1,460,000) (the "Purchased Shares") authorized but unissued shares of Common Stock of the Seller. Seller will not register the issuance of the Purchased Shares under the Securities Act in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated thereunder.

                  SECTION 2.2. Purchase Price. The per share purchase price for the Purchased Shares (the "Per Share Purchase Price") shall be Three Dollars and No Cents ($3.00), payable as follows:

                  (a) Purchaser shall pay to Seller cash in the amount of Three Million Dollars and No Cents ($3,000,000). Seller will deliver to Purchaser One Million (1,000,000) shares pursuant to this Section 2.2(a).

                  (b) For each of the five (5) years from the date of the Closing, Purchaser will reimburse to the Seller or the Bank on a property-by-property basis (and not on an aggregate basis) for any negative operating cash flow (as determined on an accrual basis; as such, Purchaser will not be liable for the cost of any deferred maintenance or any delinquent real estate taxes, etc., existing as of the Closing Date) in an amount up to Three Hundred Thousand Dollars ($300,000) on those development properties set forth on
Schedule 2.2(b). Such reimbursement shall be in immediately available funds and shall be made no later than three (3) days after the end of the month in which such negative operating cash flow for the subject property occurs. It is anticipated that Purchaser will assist Seller in structuring the refinancing of most, if not all, of the current credit facilities, with recasting current Seller financing and/or with external financing, using part or all of the reserves as of December 31, 1999, so that most, if not all, of the credit facilities will not be classified. The parties agree that the value of this obligation of the Purchaser for purposes of GAAP as of March 31, 2000, which requires that such value be set at the fair market value of the shares, is Eight Hundred Twenty-five Thousand Dollars ($825,000), or $2.75 per share. Accordingly, Seller will deliver to Purchaser Three Hundred Thousand (300,000) shares pursuant to this Section 2.2(b). Purchaser shall pledge the Three Hundred Thousand (300,000) shares purchased pursuant to this Section 2.2(b) to the Seller to secure its reimbursement obligations under this Section 2.2(b); however, the reimbursement obligation of the Purchaser pursuant to this Section 2.2(b) shall be a general obligation of the Purchaser. As such, to the extent of any deficiency in the amount owed to Seller after the exercise of its rights under the pledge, Seller may seek satisfaction of any such deficiency against any of the assets of the Purchaser. At the end of each three (3) month period following the Closing Date, one-twelfth (1/12) of the 300,000 shares (i.e., 25,000 shares) shall be released from the pledge; provided, however, that no shares shall be released from the pledge while Purchaser is in default under any of its obligations under Article II of this Agreement. If any shares are not released from the pledge due to the default of Purchaser, such shares shall be released upon the cure of such default.

                  (c) For the three (3) years immediately subsequent to the date of the Closing, Purchaser shall cause Pedcor Management Corp. to manage for no fee and provide unaudited property based accounting to the properties set forth on Schedule 2.2(c). For the fourth (4th) through the tenth (10th) years immediately subsequent to the date of the Closing, Purchaser shall cause Pedcor Management Corp. to manage and provide unaudited property based accounting to the properties set forth on Schedule 2.2(c) for a fee payable by the properties equal to at least five percent (5%) of such property's gross rents for such year. In no event shall the Seller, the Bank, or the general partner of the partnership for the subject property be charged a fee for these services. The parties agree that the value of this obligation of the Purchaser for purposes of GAAP as of March 31, 2000, which requires that such value be set at the fair market value of the shares, is Four Hundred Forty Thousand Dollars ($440,000), or $2.75 per share. Accordingly, Seller will deliver to Purchaser One Hundred Sixty Thousand (160,000) shares pursuant to this Section 2.2(c). Purchaser shall pledge these One Hundred Sixty Thousand (160,000) shares to the Seller to secure its obligations under this Section 2.2(c); however, the obligation of the Purchaser pursuant to this Section 2.2(c) shall be a general obligation of the Purchaser. As such, to the extent of any deficiency in the amount owed to Seller after the exercise of its rights under the pledge, Seller may seek satisfaction of any such deficiency against any of the assets of the Purchaser. At the end of each three (3) month period following the Closing Date, one-twelfth (1/12) of the 160,000 shares (i.e., 13,333 shares) shall be released from the pledge; provided, however, that no shares shall be released from the pledge while Purchaser is in default under any of its obligations under Article II of this Agreement. If any shares are not released from the pledge due to the default of Purchaser, such shares shall be released upon the cure of such default.

                  SECTION 2.3. Closing.

                  (a) Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Purchased Shares shall take place at a closing (the "Closing") to be held at such place as Purchaser and the Seller may mutually agree upon in writing by the close of business on June 30, 2000, upon five (5) days prior written notice from Purchaser to Seller or such other date as may be mutually agreed upon by Seller and Purchaser (the day on which the Closing takes place being the "Closing Date").

                  (b) Notwithstanding the time of the Closing on the Closing Date, the parties agree that the Closing shall be deemed to have occurred from and after the close of business on the day immediately preceding the Closing Date.

                  SECTION 2.4. Closing Deliveries by Seller. At the Closing, the Seller shall deliver or cause to be delivered to Purchaser:

                  (a) stock certificates evidencing the final number of Purchased Shares being sold by the Seller to Purchaser;

                  (b) a certificate of the Seller's Chief Financial Officer or President stating that (i) the Reference Consolidated Balance Sheet was prepared in accordance with GAAP, (ii) the financial condition of the Company is not materially different from that set forth on the Reference Consolidated Balance Sheet, and (iii) the Seller and the Subsidiaries have not experienced a Material Adverse Effect since the date of the Reference Consolidated Balance Sheet; and

                  (c) the other certificates and documents required to be delivered to Purchaser pursuant to Section 6.2.

                  SECTION 2.5. Closing Deliveries by Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered to the Seller:

                  (a) Three Million Dollars ($3,000,000) pursuant to written wiring instructions from the Seller;

                  (b) the shares of Common Stock being pledged to the Seller pursuant to Article II, with executed pledge agreements in form satisfactory to Seller;

                  (c) the other certificates and documents required to be delivered to the Seller pursuant to Section 6.1.

                  SECTION 2.6.Closing Deliveries by Purchaser and Seller. At the Closing, each of the Purchaser and the Seller shall deliver, or caused to be delivered to the other party:

                  (a)      the Employment Agreements;

                  (b) evidence of the completion (if required) of notice filing under the HSR Act;

                  (c) the other agreements, certificates and documents required to be delivered pursuant to Section 6.3.

                  SECTION 2.7. Additional Purchases.

                  (a) No later than three (3) years from the Closing Date but at such time prior to three (3) years from the Closing Date as Purchaser shall determine in its sole discretion, and upon the terms and subject to the conditions of this Agreement, Purchaser may, in its discretion, purchase additional shares of Common Stock in one or more transactions for cash in an amount up to and including Five Million Dollars ($5,000,000).

                  (b) If Purchaser purchases additional shares on or prior to the first anniversary of the Closing Date, Purchaser shall pay to Seller a price of Three Dollars and No Cents ($3.00) per each share of Common Stock purchased. If Purchaser purchases additional shares after the first anniversary of the Closing Date, Purchaser shall pay to Seller a price per share equal to the Common Stock's "fair market value." For purposes of this Section 2.7(b), "fair market value" shall mean the average for the five (5) Business Days preceding the Closing Date of the mid-point between the reported closing bid and ask prices for the shares of Common Stock as quoted by the National Association of Securities Dealer Automated Quotation System ("NASDAQ"). If the Common Stock is not quoted on NASDAQ, the fair market value shall be determined by Seller based upon quotations of the entities which make a market in the Company's stock. In the event no entities make a market in the Common Stock, "fair market value" shall mean the amount agreed upon by Purchaser and Seller. If Purchaser and Seller are unable to reach an agreement regarding the fair market value of the stock within ten (10) days following the date upon which Purchaser gives Seller written notice of its intent to purchase additional shares of common Stock pursuant to this Section 2.7, then Purchaser and Seller shall each select an appraisal firm and the two firms shall determine the fair market value of the Common Stock. If the two appraisal firms cannot agree upon the value within thirty (30) days of their appointment, they shall appoint a third appraiser, the decision of a majority of the three (3) appraisers shall be final and binding on Purchaser and Seller. The costs of any appraisals shall be paid one-half by Purchaser and one-half by Seller.

                  (c) Notwithstanding the above, Purchaser shall have no right to purchase any additional shares of Common Stock pursuant to this section of the Agreement while any default of Purchaser's obligations under Article II of this Agreement has occurred and is continuing. Purchaser shall be entitled to purchase additional shares of Common Stock pursuant to this section of the Agreement upon the cure of such default.

                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY AND THE SUBSIDIARIES

                  SECTION 3.1. Organization, Authority and Qualification. The Seller is a corporation duly organized and validly existing under the laws of the State of Indiana and has all necessary corporate power and authority to own the Subsidiaries and to own, operate or lease all other properties and Assets now owned, operated or leased by it and to carry on its Business as it has been and is currently conducted. Each of the Subsidiaries are corporations duly organized and validly existing under the laws of the State of Indiana and each of the Subsidiaries has all necessary corporate power to own, operate or lease all of their respective properties and assets now owned, operated or leased by any of them and to carry on their respective businesses as it has been conducted to date except for restrictions mandated by the Supervisory Agreement. The Seller has full power and authority (i) to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. All corporate actions taken by the Seller, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized. This Agreement has been duly executed and delivered by the Seller, and constitutes (assuming the due authorization, execution and delivery thereof by the other parties thereto), a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with their respective terms, except as enforceability thereof may be limited by applicable bankruptcy and insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                  SECTION 3.2. Capital Stock of the Seller; Ownership of the Shares. The total authorized capital stock of the Seller consists of 5,000,000 shares of Common Stock (the "Shares") and 5,000,000 shares of preferred stock. As of the date hereof, and without giving effect to the transactions contemplated hereby, 3,147,662 Shares of Common Stock of the Seller are issued and outstanding, all of which Shares are duly authorized, validly issued, fully paid and nonassessable, and no shares of preferred stock are issued and outstanding. None of the issued and outstanding Shares of Common Stock of the Seller was issued in violation of any preemptive rights. The Purchased Shares have been duly authorized issued and will, upon issuance, be validly issued, fully paid, non-assessable. Except as set forth on Schedule 3.2, there are no
(i) options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Common Stock of the Seller obligating the Seller to issue or sell any Shares of Common Stock of, or any other interest in, the Seller, (ii) outstanding contractual obligations of the Seller to repurchase, redeem or otherwise acquire any Shares of Common Stock or to provide funds to, or make any investment (in the form of a guarantee or otherwise) in, any other Person, or (iii) voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares of Common Stock of the Seller. The Shares of Common Stock and preferred stock are the only class or series of capital stock authorized for issuance by the Seller. Upon consummation of the transactions contemplated by this Agreement, Purchaser will acquire good, valid and marketable title to the Purchased Shares free and clear of all Encumbrances.

                  SECTION 3.3. Subsidiaries. Except as set forth on Schedule 3.3, the Seller is the record and beneficial owner and has good and marketable title, free and clear of any Encumbrances, to all of the issued and outstanding capital stock of all classes of each of the Subsidiaries (the "Subsidiary Stock"). All shares of Subsidiary Stock have been validly issued, fully paid and are non-assessable. The Bank is the record and beneficial owner and has good and marketable title, free and clear of any Encumbrances, to all of the issued and outstanding capital stock of all classes of each of the Bank Subsidiaries (the "Bank Subsidiary Stock"). All shares of Bank Subsidiary Stock have been validly issued, fully paid and nonassessable.

                  SECTION 3.4. Corporate Books and Records. The minute books of the Seller contains accurate records of all meetings of, and accurately reflects all other actions taken by, the shareholders, Board of Directors and all committees of the Boards of Directors of the Seller.

                  SECTION 3.5. No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions described in Schedule 3.6, including, without limitation, obtaining the approval of the OTS and the making (if required) of the notification filing under the HSR Act and the obtaining of any other consent, approval or authorization from any state or Federal agency with respect to the Licenses, the transactions contemplated by this Agreement, the execution, delivery and performance by the Seller of this Agreement do not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or By-laws of the Seller, (b) conflict with or violate (or cause an event which would have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to the Seller or any of its Assets, properties or businesses, including, without limitation, the Business, or (c) except as set forth in
Schedule 3.5 hereof, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or on any of the Assets or properties of the Seller pursuant to, any note, bond, mortgage or indenture, Material Contract, Permit or other material instrument or arrangement to which the Seller is a party or by which any of the Shares or any of such assets or properties is bound or affected.

                  SECTION 3.6. Governmental Consents and Approvals. Except for the approval of the OTS, the HSR Notice Filing (if required) or as otherwise described in Schedule 3.6, the execution, delivery and performance by the Seller of this Agreement do not and will not require on the part of the Seller any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority.

                  SECTION 3.7. No Undisclosed Liabilities. There are no other liabilities or obligations of the Seller, either accrued, absolute, contingent or otherwise, except (i) as provided in the Financial Statements, (ii) as set forth in Schedule 3.7, (iii) for unfunded loan commitments and obligations on letters of credit issued in favor of customers of the Bank and (iv) for obligations incurred in the ordinary course of business, consistent with the past practices of the Seller or as permitted hereunder and there are no Encumbrances on the Assets except for Permitted Encumbrances or as disclosed in
Schedule 3.7; or Encumbrances which will be satisfied at or prior to the Closing (which shall also be set forth on Schedule 3.7).

                  SECTION 3.8. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Except: (i) in the ordinary course of the Seller's Business consistent with past practice, (ii) as disclosed in
Schedule 3.8, or (iii) as contemplated by this Agreement, since the date of the Reference Consolidated Balance Sheet, neither the Seller nor the Bank or any of the other Subsidiaries have:

                           (a) permitted or allowed any material Assets or
properties (whether tangible or intangible) to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

                           (b) discharged or otherwise obtained the release of
any material Encumbrance or paid or otherwise discharged any material Liability;

                           (c) made any loan to, guaranteed any Indebtedness of
or otherwise incurred any Indebtedness on behalf of any Person other than the Mortgage Debt;

                           (d) failed to pay any creditor any material amount
owed to such creditor upon the later of when such amount became due or within the applicable grace period;

                           (e) redeemed any of the capital stock or declared,
made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of the Seller;

                           (f) merged with, entered into a consolidation with
or acquired an interest in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof;

                           (g) made any capital expenditures or commitment for
any capital expenditures in excess of $10,000 individually and $50,000 in the aggregate;

                           (h) proposed to or actually sold, transferred,
leased, subleased, licensed or otherwise disposed of any properties or assets (other than loans), real, personal or mixed in excess of $5,000;

                           (i) issued or sold any capital stock, notes, bonds
or other securities, or any option, warrant or other right to acquire, be converted into or exchanged for the same;

                           (j) entered into any agreement or transaction with
any of its directors, officers, employees or shareholders;

                           (k) (i)  granted any material increase in the
compensation payable by the Seller or any of the Subsidiaries to their respective employees or paid any bonuses, including, without limitation, any increase or change pursuant to any Employee Plan or (ii) established or increased or promised to increase any material benefits under any Employee Plan, in either case, except as required by Law;

                           (l) amended, terminated, canceled or compromised any
material claims of the Seller or waived any other rights of substantial value to the Seller;

                           (m) made any change in any method of accounting or
accounting practice or policy used by the Seller, other than such changes required by GAAP;

                           (n) allowed any permit that was issued to the Seller
pursuant to any environmental law to lapse or terminate or failed to renew any such permit that is scheduled to terminate or expire within 30 calendar days of the Closing Date;

                           (o) incurred any Indebtedness for borrowed money
other than Mortgage Debt incurred in the ordinary course of business;

                           (p) amended or modified in any material respect or
terminated or consented to the termination of any Material Contract;

                           (q) amended or restated the Articles of Incorporation
or the By-laws of the Seller;

                           (r) terminated, discontinued, closed or disposed of
any plant, facility or other Business operation;

                           (s) permitted to lapse or abandoned any Intellectual
Property to which,or under which, the Seller have any right, title, interest or license;

                           (t) made any express or deemed election or settled or
compromised any material liability, with respect to Taxes;

                           (u) suffered any casualty loss or damage with respect
to any of the Assets which is not covered by insurance; and

                           (v) agreed, whether in writing or otherwise, to take
any of the actions specified in this Section 3.8 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this
Section 3.8, except as expressly contemplated or permitted by this Agreement.

                  SECTION 3.9. Litigation. Except as set forth in Schedule 3.9, there are no Actions by or against the Seller or any of the Subsidiaries pending before any Governmental Authority or, to the Seller's Knowledge, threatened in writing or, if not in writing, of which M. Brian Davis ("Davis"), Donald R. Neel ("Neel"), any in-house counsel, senior lending officers or senior credit officers of the Seller have Knowledge to be brought by or before any Governmental Authority. None of the matters disclosed in Schedule 3.9 has or has had or would have a Material Adverse Effect or will adversely affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

                  SECTION 3.10. Year 2000 Compatibility. The computer and management information systems, software and Tangible Personal Property (i) used by the Seller and the Subsidiaries in the conduct of the Business as currently conducted, whether owned by the Seller or leased or licensed from others, and
(ii) utilized by data processing vendors of the Seller and substantially relied upon by the Seller and/or the Subsidiaries in the conduct of the Business, are performing their intended functions without regard to any references to or computations based on calendar dates or periods of elapsed time, including, without limitation, any thereof with respect to any dated or dates in 1999 or 2000.

                  SECTION 3.11. Brokers. Except as set forth on Schedule 3.11, no broker, finder, consultant, advisor or investment banker is entitled to any brokerage, finder's, consultant's, advisor's or other fees or commissions in connection with the transactions contemplated by this

Agreement, or for other services rendered in connection therewith, based upon arrangements made by or on behalf of the Seller or any Affiliate of the Seller.

                  SECTION 3.12. Articles of Incorporation. In accordance with the provisions of the Business Corporations Law of the State of Indiana, the Seller, in its Articles of Incorporation has "opted out" of the provisions of
(i) the Control Share Acquisitions Chapter of the Business Corporations Law of the State of Indiana (codified at Indiana Code Section 23-1-42); and (ii) the Business Combinations Chapter of the Business Corporations Law of the State of Indiana (codified at Indiana Code Section 23-1-43). The above-described "opt out" provisions of the Seller's Articles of Incorporation are both in effect as of the date hereof and shall remain in effect as of the Closing Date.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER
       Purchaser hereby represents and warrants to the Seller as follows:

                  SECTION 4.1. Organization and Authority of Purchaser. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Wyoming and has all necessary power and authority to enter into this Agreement to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and constitutes (assuming the due authorization, execution and delivery thereof by the other parties thereto) a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy and insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                  SECTION 4.2. No Conflict. Assuming approval by the OTS, and compliance with any other applicable License requirements and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.3, the execution, delivery and performance of this Agreement and the Transaction Documents of which Purchaser is a signatory do not (a) violate, conflict with or result in the breach of any provision of the Operating Agreement or other organizational documents of Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Purchaser pursuant to any note, bond, mortgage or indenture, contract, permit, franchise or other material instrument or arrangement to which Purchaser is a party or by which any of such assets or properties is bound or affected which would have a material adverse effect on the ability of Purchaser to perform under this Agreement or consummate the transactions contemplated by this Agreement.

                  SECTION 4.3. Governmental Consents and Approvals. The execution, delivery and performance by Purchaser of this Agreement does not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to any Governmental Authority, except the approval of the OTS and pursuant to any applicable License requirements.

                  SECTION 4.4. Investment Purpose. Purchaser is acquiring the Purchased Shares for the purpose of investment and not with a view to, or for offer or sale in connection with any distribution thereof. Purchaser is an accredited investor as such term is defined in Rule 501 of Regulation D as promulgated under the Securities Act.

                  SECTION 4.5. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or any Affiliate of Purchaser. Purchaser agrees to indemnify the Seller for any claim made by any third party for the payment of any broker's, finder's, advisor's or investment banker's fee based upon arrangements made by or on behalf of Purchaser or any Affiliate of Purchaser in connection with the transactions contemplated by this Agreement.

                  SECTION 4.6. Litigation. Except as disclosed in Schedule 4.6 there is no action, suit, proceeding or investigation pending, or, to Purchaser's knowledge, threatened against or related to Purchaser which could materially adversely affect or restrict Purchaser's ability to consummate the transactions contemplated hereby.

                  SECTION 4.7. Authority. Pedcor Management Corp. has or will have on the Closing Date all necessary power and authority and all licenses necessary to manage all properties currently being managed by Village Housing Corporation which are set forth on Schedule 2.2(c) and to provide unaudited property based accounting for such properties, as contemplated by Section 2.2(c) of this Agreement.

                  SECTION 4.8. Financial Information. Purchaser hereby represents and warrants that its financial information which it has previously provided to Seller is true and accurate, and that no material adverse change to Purchaser's financial condition has occurred since the date of such information.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

                  SECTION 5.1. Conduct of Business of the Seller Prior to the Closing.

                  (a) Except as described in Schedule 5.1(a) or as contemplated by this Agreement, between the date hereof and the Closing Date, the Seller shall conduct, and shall cause the Subsidiaries to conduct, the Business in the ordinary course consistent with the Seller's prior practices. Without limiting the generality of the foregoing, except as described in
Schedule 5.1(a), the Seller shall (i) continue its advertising and marketing activities in accordance with past practice; (ii) use its reasonable best efforts to (A) preserve intact the Seller's business organization, (B) keep available to Purchaser the services of all of the current the employees of the Seller, (C) continue without material modification the Seller's existing policies or binders of insurance, and (D) preserve the Seller's significant business relationships; and (iii) not knowingly engage in any practice or take any action which would cause the representations and warranties of the Seller or the Subsidiaries in this Agreement to be untrue in any material respect, or result in a material breach of any covenant made by the Seller herein.

                  (b) Except (i) as described in Schedule 5.1(b), (ii) in the ordinary course of business consistent with past practice, or (iii) as contemplated by this Agreement, without the prior written consent of Purchaser, neither the Seller nor any of the Subsidiaries will take, or cause to be taken, any of the actions, or enter into any of the transactions set forth in clauses
(a)-(w) of Section 3.8 hereof prior to the Closing Date, including, without limitation, the issuance or sale by the Seller of any capital stock, notes, bonds or other securities of the Seller, or any option, warrant or other right to acquire, be converted into or exchanged for the same; .

                  SECTION 5.2. Access to Information.

                  (a) From the date hereof until the Closing Date, upon reasonable notice, the Seller shall, and shall cause the Subsidiaries' and the Seller's officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees and authorized agents of Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Seller and of the Subsidiaries and to those officers, directors, employees and agents of the Seller and of Subsidiaries who have knowledge relating to the Seller or the Business, and (ii) furnish to the officers, employees and authorized agents of Purchaser such additional financial and operating data and other information (or legible copies thereof) regarding the Seller and the Business as Purchaser may from time to time reasonably request.

                  (b) In order to facilitate the resolution of any claims made by or against or incurred by Purchaser or the Seller after the Closing Date or for any other reasonable purpose, for a period consistent with past practice or as required by applicable Federal and state banking regulations, Purchaser and the Seller shall (i) retain any books and records in their possession or control which relate to the Seller, the Bank, the other Subsidiaries and the Business for periods prior to the Closing which shall not otherwise have been delivered to the other parties as of the Closing Date, and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of such other parties reasonable access (including the right to make photocopies, at the expense of Purchaser or the Seller), during normal business hours, to such books and records.

                  (c) Seller shall make available to Purchaser all reports, filings or other documents filed prior to the Closing Date with (i) the OTS,
(ii) the SEC, and (iii) any other Governmental Authority, subject to applicable law and any pre-existing confidentiality agreements.

                  SECTION 5.3. Confidentiality. Each party hereto agrees to, and shall cause its respective agents, representatives, Affiliates, employees, officers and directors to treat and hold as confidential all confidential or proprietary information relating to the Seller and the Business. In the event that such party or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, such Person shall provide Purchaser (in the case where the disclosure is required to be made by the Seller or an Affiliate of the Seller) or the Seller (in the case where the disclosure is required to be made by Purchaser or an Affiliate of Purchaser) with prompt written notice of such requirement so that Purchaser or the Seller, as the case may be, may seek a protective order or other remedy or waive compliance with this Section 5.3. In the event that such protective order or other remedy is not obtained, or Purchaser or the Seller, as the case may be, waives compliance with this Section 5.3, such Person shall furnish only that portion of such confidential information which is legally required to be provided and exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded such information. Each such Person in possession of such confidential information shall, prior to, at, or as soon as practicable following the Closing, promptly furnish to the Seller or Purchaser, as applicable, any and all copies (in whatever form or medium) of all such confidential information then in the possession of such Person or any of its agents, representatives, Affiliates, employees, officers and directors and, except as otherwise required by Section 5.2(b), destroy any and all additional copies then in the possession of such Person or any of its agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this Section 5.3 shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by such Person, its agents, representatives, Affiliates, employees, officers or directors. Each party hereto agrees and acknowledges that remedies at law for any breach of its obligations under this Section 5.3 are inadequate and that, in addition thereto, the other parties hereto shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach. Purchaser shall, however, retain the right to disclose any such confidential information at any time in the event such disclosure is required or, in the opinion of counsel, beneficial to the defense of a claim (or prosecution of a claim, as the case may be) in the event that Purchaser or any of Purchaser's Affiliates become a party to a legal action or proceeding arising out of the transactions contemplated by this Agreement.

                  SECTION 5.4. No Solicitations. From the date hereof through June 30, 2000, the Seller shall not, and shall not authorize or permit any of the Seller's officers, directors, employees or Affiliates or any investment banking firms, financial advisors, attorneys, accountants or other representatives or agents retained by the Seller to, solicit or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate any inquiries or the making of any proposals which constitute, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or agree to or endorse any Competing Transaction, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal. The Seller shall promptly advise Purchaser both orally and in writing of any such inquiries or proposals. As used in this Agreement, "Competing Transaction" shall mean any proposed tender or exchange offer, sale of assets, proposal for merger, consolidation or other business combination involving the Seller or the Subsidiaries or any proposal or offer to acquire directly or through the sale or grant of any option, convertible security or any other right to purchase any (by way of exercise, exchange or conversion of such option, convertible security or right) of the outstanding shares of Common Stock or any substantial portion of the assets, of the Seller or the Subsidiaries, other than pursuant to the transactions contemplated by this Agreement.

                  SECTION 5.5. Shareholder Meeting; Proxy Materials.

                  (a) The Seller shall place on the agenda for the approval and adoption of the shareholders at the next Shareholder Meeting, proposed amendments to the Seller's Articles of

Incorporation, in the form annexed hereto as Exhibit A, to: (i) amend Article III, Section 1 to increase the total number of shares of Common Stock that the Seller has the authority to issue to 15,000,000; (ii) delete Article III,
Section 4 entitled "Cumulative Voting for Directors" in its entirety; (iii) amend Article IV, Section 3 entitled "Terms of Directors" to eliminate staggered terms of office of the Directors and replace such staggered terms with fixed one year terms upon the expiration of the current terms of office; and (iv) amend
Article IV, Section 4 to allow the shareholders of the Seller to remove a Director of the Seller with or without "cause" and to allow the Board of Directors to remove a Director with "cause" (as such term is defined in the Articles of Incorporation of the Seller). Subject to their fiduciary duties, the Directors of the Seller shall recommend approval and adoption of these amendments by the Seller's shareholders at the Shareholder Meeting, and will include such recommendations in the Proxy Statement.

                  (b) Simultaneously with the execution and delivery of this Agreement, the Seller shall deliver to the Purchaser agreements, substantially in the form of Exhibit B annexed hereto, executed by such members of the Board of Directors of the Seller who are also holders of shares of Common Stock of the Seller, pursuant to which such members of the Board of Directors shall agree to vote his or her shares of Common Stock (held of record and/or beneficially by such person) at the Shareholders' Meeting in favor of the proposed amendments to the Articles of Incorporation of the Seller and, if required by applicable law or the rules or interpretations of NASDAQ, the issuance to Purchaser of the Purchased Shares (the "Share Voting Agreements").

                  SECTION 5.6. Regulatory and Other Authorizations; Notices, Consents and Licenses. Each party hereto shall use its best efforts to obtain (and, in the case of the Seller, cause the Bank and the other Subsidiaries to obtain) any authorizations, consents, orders and approvals of Governmental Authorities, including, without limitation, the approval of the OTS and NASDAQ and the notification (if required) under the HSR Act, and officials that may be or become necessary for its or their performance of its or their respective obligations pursuant to this Agreement and will cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals. Subject to the provisions of Section 7.2 hereof, each party hereto agrees to cooperate with each other party hereto in order to obtain the approval of the OTS and any required consent, approval or authorization of any Governmental Authority to keep in good standing the Seller's existing Licenses as required to enable the Seller to operate the Business in a manner acceptable to the Purchaser.

                  SECTION 5.7. Notice of Developments. Prior to the Closing, each party to this Agreement shall promptly notify the other parties to this Agreement in writing of any of the following matters which come to such party's attention: (i) all events, circumstances, facts and occurrences, including the commencement or threat of any Action, arising subsequent to the date of this Agreement which are reasonably likely to result in a breach of a representation, warranty or covenant of such party in this Agreement or which has the effect of making any representation or warranty of such party in this Agreement untrue or incorrect in any material respect, and (ii) all other developments affecting such party which are reasonably likely to have a material adverse effect on such party's ability to timely consummate the transactions contemplated in this Agreement. To the extent required to reflect any material changes in the information provided in the Schedules hereto, the Seller shall update the Schedules to this Agreement as of the Closing Date by delivering revised Schedules to Purchaser at or prior to the Closing.

                  SECTION 5.8. Director and Officer Liability and Indemnification. Purchaser agrees that for a period of three (3) years after the Closing Date, it shall not, and shall not permit the Seller to, amend, repeal or modify any provision in the Seller's Articles of Incorporation or Bylaws relating to exculpation or indemnification of former officers and directors (unless required by law), it being the intent of the parties that the officers and directors of the Seller prior to the Closing shall continue to be entitled to such exculpation and indemnification to the fullest extent permitted under the Indiana Business Corporation Law, the Articles of Incorporation, or the D&O Policy (as defined below) whichever provides the greatest indemnification and exculpation. In addition, Purchaser agrees that after the Closing Date, it shall cause Seller to maintain a directors and officers' liability insurance policy ("D&O Policy") which provides for coverage which is at least as comprehensive as the D&O Policy of the Seller as of the Closing Date for any events arising at or prior to the Closing Date, provided, however, that Purchaser shall have no obligation to maintain the D&O Policy under this Section 5.8 if the cost of maintaining such D&O Policy after the Closing Date increases by more than fifty percent (50%) above the cost of the D&O Policy as of the Closing Date, and, provided, further, that the Purchaser's obligation to maintain the D&O Policy shall terminate on the fifth anniversary of the Closing Date.

                  SECTION 5.9. Further Action. Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other instruments or papers as may be required to carry out the provisions of this Agreement and to consummate and render effective the transactions contemplated by this Agreement.

                  SECTION 5.10. Continued Listing on NASDAQ. Subject to the condition that the Seller continues to satisfy the requirements for quotation of its shares of Common Stock NASDAQ as of the Closing Date, until such date as the Purchaser has sold or otherwise disposed of more than fifty percent (50%) of the Purchased Shares, Purchaser shall use commercially reasonable efforts to cause the Seller to meet all material requirements, including filing of requisite reports and other documents, to enable the Common Stock of the Seller to be quoted on the NASDAQ - NM, subject, however, to the following exceptions:

                  (a) Depending upon the future growth of the Seller and management's determination concerning the best capital markets for its equity securities, the Seller may hereafter list its Common Stock (and/or other classes of equity securities of the Seller) on a national securities exchange; and

                  (b) The Purchaser shall no longer be required to use its commercially reasonable efforts to cause the Common Stock of the Seller to remain quoted on the NASDAQ - NM or listed on any national securities exchange in the event that:

                           (i) the Seller is sold (by way of merger,
consolidation or sale of assets or of outstanding capital stock) to one or more unaffiliated entities, or to Pedcor Bancorp; provided, that if the Seller is sold to Pedcor Bancorp, Purchaser must make commercially reasonable efforts to cause the common stock of Pedcor Bancorp to be quoted on the NASDAQ - NM or listed on any national securities exchange; or

                           (ii) management of the Seller determines to effect a
transaction whereby the Seller is taken private through the purchase of outstanding shares of Common Stock of the Seller not held by the Purchaser, management or their affiliates in transactions which are in compliance with applicable Federal and state securities laws and with respect to which such shareholders received equitable treatment.

                  SECTION 5.11. Intentionally left blank.

                  SECTION 5.12 Election of Directors and Officers. Upon the Closing, the Seller shall cause (i) Bruce A. Cordingley ("Cordingley") and two
(2) other individuals designated by the Purchaser to be elected to the Board of Directors of the Seller; (ii) the executive committee of the Seller to be comprised of Cordingley (Chairman), Brian M. Davis, and one other individual serving as a director of the Seller to be appointed by the Purchaser; (iii) Cordingley and one other individual designated by the Purchaser to be elected to the Board of Directors of the Bank; (iv) the executive committee of the Bank to be comprised of Cordingley (Chairman), M. Brian Davis and Donald R. Neel; and (v) the Board of Directors of VHC to be comprised of Cordingley (Chairman and President), M. Brian Davis and at least three other individuals selected by a majority of the outside directors of the Seller immediately prior to consummation of the acquisition of the Purchased Shares by the Purchaser, it being the intent of the parties hereto that no change in control of VHC result by virtue of the acquisition of the Purchased Shares by the Purchaser. The Bylaws of the Seller and the Bank each shall be amended to provide that the president of each respective entity shall report directly to the respective executive committee and chairman of each respective executive committee. The By Laws of the Seller shall be amended to designate the executive committee of the Seller as the board nominating committee. The By Laws of VHC shall be amended to provide that a majority of its directors shall be designated by the outside directors of the Bank who are not otherwise Affiliates of the Purchaser.

                  SECTION 5.13 Sale of Purchased Shares. Purchaser hereby agrees that it will not sell or otherwise dispose of the Purchased Shares for a period of one (1) year from the Closing Date; provided, however, that this Section 5.13 shall not operate or be interpreted to prohibit (i) Purchaser from transferring the Purchased Shares to its Permitted Assigns or the Pedcor Control Group or from pledging any or all of the Purchased Shares, or (ii) any individual or entity to whom the Purchased Shares are pledged from exercising any rights under the applicable pledge agreement.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

                  SECTION 6.1. Conditions to Obligations of Seller. The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

                  (a) Representations, Warranties and Covenants. The representations and warranties of Purchaser contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of a specified date or time other than the Closing Date (which need only be true and correct as of such date or time). The covenants and agreements contained in this Agreement to be complied with by Purchaser on or before the Closing shall have been complied with in all material respects. Purchaser shall have delivered to the Sellers a certificate dated the Closing Date from a duly authorized officer of Purchaser to the foregoing effect;

                  (b) No Proceedings or Litigation. (i) No Action shall have been commenced by any Governmental Authority against the Seller or Purchaser seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement, and (ii) no injunction or order of any Governmental Authority or any Law shall be in effect which, in the case of each of (i) and (ii), in the reasonable, good faith determination of the Seller, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 7.1(b) shall not apply if the Seller has directly or indirectly solicited or encouraged any such Action;

                  (c) Organizational Documents and Board Resolutions. The Seller shall have received copies of (i) the Certificate of Organization, as amended to date, of Purchaser, certified by the Secretary of State of Wyoming, (ii) the Articles of Organization of Purchaser, and (iii) resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, in each case, accompanied by a certificate of the Secretary or Assistant Secretary of the Purchaser, dated as of the Closing Date, stating that no amendments have been made thereto from the date thereof through the Closing Date;

                  (d) Incumbency Certificate. The Sellers shall have received a certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser, authorized to sign this Agreement;

                  (e) Good Standing Certificates. The Sellers shall have received from Purchaser (i) a good standing or equivalent certificate from the Secretary of State of Wyoming, and (ii) a certificate of Qualification To Transact Business, or equivalent certificate from the Secretary of State of any state where Purchaser transacts business and such a qualification is necessary under the Laws of such state;

                  (f) Pledge Agreements. Purchaser shall have delivered to the Seller at the Closing the pledge agreements contemplated by Sections 2.2(b) and 2.2(c).

                  (g) Authority. Purchaser shall deliver to the Seller evidence that Pedcor Management Corp. has the authority to and that it has all necessary licenses to manage the properties as contemplated by Section 2.2(c) of the Agreement.

                  (h) Purchaser's Deliveries. Purchaser shall have delivered to the Seller at the Closing the items specified in Section 2.5 and 2.6 hereof.

                  SECTION 6.2. Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) Representations, Warranties and Covenants. The respective representations and warranties of the Seller and of the Subsidiaries contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of a specified date or time other than the Closing Date (which need only be true and correct as of such date or time). The covenants and agreements contained in this Agreement to be complied with by the Seller and each of the Subsidiaries on or before the Closing shall have been complied with in all material respects. The Seller and each of the Subsidiaries shall have delivered to Purchaser certificates dated the Closing Date from a duly authorized officer of each of the Seller and the Subsidiaries, respectively, to the foregoing effect;

                  (b) Organizational Documents; Shareholder and Board Resolutions. Purchaser shall have received true and complete copies of resolutions duly and validly adopted by the Board of Directors of the Seller and, if required, the Shareholders of the Seller evidencing their respective authorizations of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and, in each case, accompanied by a certificate of the Secretary or Assistant Secretary of the Seller and the Subsidiaries, as applicable, dated as of the Closing Date, stating that no amendments have been made thereto from the date thereof through the Closing Date.

                  (c) No Proceedings or Litigation. (i) No Action shall have been commenced by any Governmental Authority the Seller or Purchaser seeking to restrain or materially and adversely alter the transactions contemplated hereby and (ii) no injunction or order of any Governmental Authority or Law shall be in effect, which, in the case of each of (i) and (ii), is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or has or is reasonably likely to have a Material Adverse Effect, in each case, in the reasonable good faith determination of Purchaser; provided, however, that the provisions of this
Section 6.2(c) shall not apply if Purchaser has directly or indirectly solicited or encouraged any such Action;

                  (d) Incumbency Certificate. Purchaser shall have received an incumbency certificate of the Seller certifying as to the names and signatures of the persons authorized on behalf the Seller to sign this Agreement and all of the Transaction Documents to be delivered by the Seller hereunder;

                  (e) Certificates of Existence. Purchaser shall have received a certificate of existence for the Seller and for each of the Subsidiaries from the Secretary of State of Indiana and all other jurisdictions in which the properties owned or leased by the Seller or the Subsidiaries or the operation of the Business in such jurisdiction, requires the Seller or the Subsidiaries to qualify to do business as a foreign corporation, in each case dated as of a date not earlier than five (5) Business Days prior to the Closing Date;

                  (f) Officers' Certificate. A certificate of the Seller's Chief Financial Officer or President stating that (i) the financial condition of the Company is not materially different from that set forth on the Reference Consolidated Balance Sheet, and (ii) the Seller and the Subsidiaries have not experienced a Material Adverse Effect since the date of the Reference Consolidated Balance Sheet.

                  (g) Legal Opinion. (i) Purchaser shall have received from Krieg, DeVault, Alexander & Capehart, LLP, counsel to the Seller, a legal opinion, dated the Closing Date, addressed to Purchaser in the form attached as Exhibit C hereto;

                  (h) Intentionally left blank.

                  (i) OTS Approval. The OTS shall have approved the transactions contemplated by this Agreement and consented to the change in control of the Seller.

                  (j) No Material Adverse Effect. No event or events shall have occurred which, individually or in the aggregate, has or have had a Material Adverse Effect; and

                  (k) Broker's Release. Purchaser shall have received a release letter from the Seller's financial advisor(s), dated as of the Closing Date, to the effect that all broker's, finder's, advisor's, consultant's, investment banking or any other fees or obligations have been satisfied in full by the Seller.

                  (l) Intentionally left blank.

                  (m) Stock Registration Agreement. The Seller and the Purchaser shall have entered into an agreement, substantially in the form of Exhibit E annexed hereto, pursuant to which the Seller shall agree to register the Purchased Shares under the Securities Act.

                  SECTION 6.3. Conditions to Both Party's Obligations. The obligation of the each of the parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

                  (a) Executive Employment Agreements. The Seller, M. Brian Davis ("Davis") and Donald R. Neel ("Neel") shall have all executed and delivered executive employment agreements providing for Messrs. Davis' and Neel's respective employment by the Seller in the form of Exhibits F and G, annexed hereto (the "Employment Agreements"); and

                  (b) HSR Notification. The notification filing under the HSR Act (if required) shall have been completed.

                                   ARTICLE VII
                             TERMINATION AND WAIVER

                  SECTION 7.1. Termination. This Agreement may be terminated (by delivery of written notice given by the terminating party except with respect to a termination pursuant to Section 7(a)) at any time prior to the Closing only as follows:

                  (a) by written agreement of the Seller and Purchaser at any time;

                  (b) by the Seller or Purchaser in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided that the terminating party has not directly or indirectly instigated or been instrumental in instigating the Action in which any such order, decree or ruling is issued; and

                  (c) by Purchaser or the Seller if the Closing shall not have occurred on or prior to the close of business, Eastern time, on June 30, 2000; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement in any material respect shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.

                  SECTION 7.2. Effect of Termination. In the event that this Agreement is terminated pursuant to Section 7.1, this Agreement shall forthwith be canceled and rendered null and void in its entirety without further liability or obligation of any party to another party except that the provisions of Sections 5.3 and 8.1 shall survive.

                  SECTION 7.3. Waiver. Each party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered by such other party pursuant hereto, (c) waive compliance with any of the agreements of any other party contained herein, or (d) waive any conditions precedent to such party's obligation to consummate the transactions contemplated by this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

                  SECTION 8.1. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

                  SECTION 8.2. Notices. All notices, requests, claims, demands and other communications hereunder (collectively, "Notices") shall be in writing and shall be given or made by delivery in person, by reputable overnight courier service, by telecopy (followed promptly by first class mail), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.2):

                  (a)      if to Purchaser:

                 Pedcor Investments, a limited liability company

                           c/o Bruce A. Cordingley
                           8888 Keystone Crossing, Suite 900
                           Indianapolis, Indiana 46240
                           Telecopy No.: (317) 587-0340

                  (b)      if to the Seller (or the Seller prior to Closing)

                           Fidelity Federal Bancorp
                           700 S. Green River Road - Suite 2000
                           Evansville, Indiana 47715
                           Attn: M. Brian Davis, President, CEO
                           Telecopy No.: (812) 269-2101

                           with a copy to:

                           Krieg, DeVault, Alexander & Capehart, LLP
                           One Indiana Square - Suite 2800
                           Indianapolis, Indiana 46204
                           Attn: John W. Tanselle, Esq.
                           Telecopy No.: (317) 636-1507

                  Notices shall be deemed given hereunder (i) upon delivery if delivered in person or by telecopy (followed promptly by first class mail), (ii) one Business Day after delivery to a reputable overnight courier service for next day delivery, and (iii) three Business Days after placement in the United States mail for registered or certified mail (postage prepaid, return receipt requested).

                  SECTION 8.3. Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, which consent shall not be unreasonably withheld, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

                  SECTION 8.4. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to Articles, Sections or clauses refer to specific provisions of this Agreement.

                  SECTION 8.5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  SECTION 8.6. Assignment. Prior to the Closing, the respective rights and obligations of the parties under this Agreement may not be assigned by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of any such party); provided, however, that Purchaser may assign its rights and obligations hereunder to its Permitted Assigns, although Purchaser shall remain obligated hereunder as if no such assignment had taken place.

                  SECTION 8.7. No Third Party Beneficiaries. Except for the provisions of Article VIII relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 8.8. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller, the Seller and Purchaser or (b) by a waiver in accordance with Section 8.3.

                  SECTION 8.9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana, applicable to contracts executed in and to be performed entirely within that state (without giving effect to principles of conflicts of laws of such state or any other jurisdiction).

                  SECTION 8.10. Consent to Jurisdiction and Venue. Purchaser and the Seller hereby irrevocably submit to the exclusive jurisdiction of any Indiana State or Federal court sitting in the City of Indianapolis in any action or proceeding arising out of or relating to this Agreement, including any appeal and any action for enforcement or recognition of any judgment relating thereto, and Purchaser and the Seller hereby irrevocably agree that all claims in respect of such action or proceeding may not be heard or determined in any court or before any panel other than such Indiana State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by law. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may legally and effectively do so, any objection it may have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any Indiana State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereto irrevocably consents to service of process in any such Action in the manner provided for the delivery of notices in Section 8.3; provided that nothing herein shall affect the right of any such party to serve process in any other manner permitted by law.

                  SECTION 8.11. Waiver of Punitive Damages and Jury Trial.

                  (a) THE PARTIES TO THIS AGREEMENT EXPRESSLY WAIVE AND
FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY ARBITRATION, LAWSUIT, LITIGATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  (c) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11.

                  SECTION 8.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  SECTION 8.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  SECTION 8.14. Schedules and Exhibits. The Schedules and Exhibits annexed hereto and referred to herein are a part of this Agreement and unless otherwise expressly stated, terms which are defined in this Agreement shall have the same meanings when used in the Schedules and Exhibits hereto.

                  SECTION 8.15. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between Purchaser and the Seller with respect to the subject matter hereof and thereof.

                                                                    EXHIBIT B

                           AMENDMENTS TO THE ARTICLES

                                   ARTICLE III
                                Authorized Shares

         Section 1. Number of Shares. The total number of shares of capital stock which the Corporation has authority to issue is 20,000,000 shares, all of which shall be divided into two classes of shares to be designated "Common Stock" and "Preferred Stock", respectively, as follows:

         15,000,000 shares of Common Stock; and
          5,000,000 shares of Preferred Stock.

         The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof issued and outstanding) by the affirmative vote of the holders of a majority of shares of Common Stock then issued and outstanding, without a vote of holders of the shares of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms and conditions establishing the series of Preferred Stock.

                                                                    EXHIBIT C

                                   ARTICLE III

                                Authorized Shares

         Section 4. Voting for Directors. At each election of directors, every shareholder entitled to vote at an election shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote; however, there shall not be any cumulative voting either by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares owned by the shareholder, or by distributing such votes accumulated by the same method among any number of candidates.

                                                                    EXHIBIT D

                                   ARTICLE IV

                                    Directors

         Section 3. Terms of Directors and Removal. With respect to any directors whose terms are scheduled to expire when their successors are elected and qualified at the Annual Meeting of Shareholders (or any special meeting in lieu thereof) in 2000, the terms of office of each such successor shall thenceforth be for one year commencing at such annual meeting. With respect to any directors whose terms of office are scheduled to expire when their successors are elected and qualified at the Annual Meeting of Shareholders in 2001, the terms of office of each such successor shall thenceforth be for one year commencing at such annual meeting. With respect to any directors whose terms of office are scheduled to expire when their successors are elected and qualified at the Annual Meeting of Shareholders in 2002, the terms of office of each such successor shall thenceforth be for one year commencing at such annual meeting and thereafter each such successor may be removed at a meeting. Any additional directorships resulting from an increase in the number of directors shall be for a term of one year.

                                                                    EXHIBIT E

                                   ARTICLE IV

                                    Directors

         Section 4. Removal of Directors with or Without Cause. Each director who is elected and qualified at the Annual Meeting of Shareholders (or any special meeting held in lieu thereof) in 2000 or thereafter may be removed (i) with or without cause, at a meeting of shareholders called expressly for that purpose, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors, or (ii) with cause, by a vote of a majority of directors then in office. Any additional directors resulting from an increase in the number of directors or who are elected to fill any vacancy may also be removed as provided in this Article IV, Section 4. "Cause" for removal of a director shall be limited to the grounds specifically enumerated in 12 C.F.R.
Section 563.39 (or any successor provision) with respect to termination for cause.

                            FIDELITY FEDERAL BANCORP

                         Annual Meeting of Shareholders

                                  May 19, 2000

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIDELITY FEDERAL BANCORP

       The undersigned shareholder of Fidelity Federal Bancorp, an Indiana corporation ("Fidelity"), hereby appoints M. Brian Davis and Jack Cunningham, or any of them, with full power to act alone, the true and lawful attorney-in-fact and proxy of the undersigned, with the full power of substitution and revocation, and hereby authorizes him to represent and to vote all shares of Common Stock of Fidelity held of record on March 31, 2000, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Fidelity to be held at the downtown office of United Fidelity Bank, fsb, 18. N.W. Fourth Street, Evansville, Indiana on May 19, 2000, at 8:30 a.m., local time, and at any adjournment thereof, with all powers the undersigned would possess if personally present as follows:

Please specify choices by clearly marking the appropriate line.

ITEM 1.    Election of Directors

           Nominees:  Curt J. Angermeier  Donald R. Neel  Barry A. Schnakenburg

           FOR the nominees listed above (except vote withheld from the following nominees, if any).
        ---

                             ---------------------

           WITHHOLD AUTHORITY to vote for the nominees listed above
        ---

           WITHHOLD AUTHORITY TO CUMULATE VOTES
        ---

ITEM 2. Approval of Stock Purchase Agreement Vote upon the Amended and Restated Stock Purchase Agreement effective January 21, 2000, including the proposed issuance to Pedcor Holdings, LLC, and its affiliates of 1,460,000 shares of common stock of Fidelity (representing 31.7% of the outstanding shares of common stock of Fidelity)

              FOR                     AGAINST                     ABSTAIN
           ---                     ---                         ---

ITEM 3.    Increase Authorized Shares from 5,000,000 to 15,000,000
           Vote upon the proposed amendment to Article III of the Articles of Incorporation of Fidelity to increase the number of authorized shares of common stock of Fidelity from 5,000,000 to 15,000,000

              FOR                     AGAINST                     ABSTAIN
           ---                     ---                         ---

ITEM 4. Removal of Cumulative Voting for Directors (subject to shareholder approval of the Stock Purchase Agreement) Vote upon the proposed amendment to Article III of the Articles of Incorporation of Fidelity to remove cumulative voting for directors

              FOR                     AGAINST                     ABSTAIN
           ---                     ---                         ---

ITEM 5.     Reduction of Terms of Directors (subject to shareholder approval
            of the Stock Purchase Agreement)   Vote upon the proposed amendment
            to Article IV of the Articles of Incorporation of Fidelity to eliminate "staggered" terms of office and reduce the term of office of directors from 3 years to 1 year, for all newly-elected directors

              FOR                     AGAINST                     ABSTAIN
           ---                     ---                         ---



              PLEASE COMPLETE, SIGN AND DATE ON THE FOLLOWING PAGE.

ITEM 6. Authorize Additional Provisions for Removal of Directors (subject to shareholder approval of the Stock Purchase Agreement) Vote upon the proposed amendment to Article IV of the Articles of Incorporation of Fidelity to permit a director to be removed by shareholders with or without "cause" (as defined in the proposed amendment) and to allow the board of directors to remove a director with "cause"

              FOR                     AGAINST                     ABSTAIN
           ---                     ---                         ---

ITEM 7.    Ratification of Accountants

           Ratify the selection of Olive LLP, as independent public accountants for Fidelity for the fiscal year ending December 31, 2000.

              FOR                     AGAINST                     ABSTAIN
           ---                     ---                         ---


IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE MATTERS LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                               Please sign exactly as name appears hereon.
                               If signing as a representative, please include capacity.

                               _____________________________________________
                               Signature of Shareholder (if jointly held)

                               Dated:_________________________________, 2000

                               Tax Identification Number:___________________


                               _____________________________________________
                               Signature of Shareholder (if jointly held)

                               Dated:_________________________________, 2000

                               Tax Identification Number:___________________